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                                        LEASE
                                 MERIDIAN CROSSINGS I

    THIS INDENTURE OF LEASE dated October 29, 1997, by and between MERIDIAN CROSSINGS LLC, a Minnesota limited liability company (d/b/a TOLD Development Company) ("Landlord"), and BMC Industries, Inc., a Minnesota corporation ("Tenant").

                                     WITNESSETH:

    FOR AND IN CONSIDERATION of the rents and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                      DATA SHEET

    The following terms shall have the meanings set forth in this section, unless otherwise specifically modified by provisions of this Lease:

         (a) "FACILITY" OR "PROJECT": The Building and the Property including all appurtenant easements and personal property used in connection with the Building or Property located therein and thereon.

         (b) "BUILDING": The approximately 184,718 rentable square foot building which is located on the Property, the floor plan of which is attached hereto as Exhibit A.

         (c) "PROPERTY": The real property, known as Meridian Crossings I, Richfield, Minnesota, more particularly described on Exhibit "B".

         (d) "PREMISES": The area outlined on Exhibit A. For purposes of this Lease, Landlord and Tenant agree that the Premises shall be deemed to contain approximately 11,124 rentable square feet of space, located on the eighth (8th) floor of the Building, subject to the initial expansion rights of Tenant set forth in Article XXI hereof.

         (e) "COMMENCEMENT DATE": April 1, 1998, or such later date as set forth in Article IV.

         (f) "EXPIRATION DATE": March 31, 2003, or such later date such that the Term ends five (5) full years after the Commencement Date, unless earlier terminated by Tenant in accordance with Article XXV herein.

         (g)  "TERM":  Five (5) full years.

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         (h)  "BASE RENT":

  With respect to the follow-   Annual Base Rent shall   Payable in advance in
  ing years of the term:        be as follows:           equal monthly
                                                         installments as
                                                         follows:
-----------------------------   -----------------------  ---------------------
   1 - 5                      $17.60 per rentable         1/12 per month
                              square foot of Premises

         (i) "ADDITIONAL RENT": Tenant's Share of Operating Expenses, Tenant's Share of Taxes, Service Charges and other payments to be made by Tenant to Landlord pursuant to this Lease.

         (j) "TENANT'S PERCENTAGE": Six and two hundredths Percent (6.02%). Tenant's Percentage shall be adjusted in the event of a change in the number of rentable square feet of space in the Premises or the Building and as set forth in Article 2 herein.

         (k) "PERMITTED USE": For general office and related purposes and for no other purpose.

         (l)  NOTICE AND PAYMENT ADDRESSES:

                  Landlord:   Meridian Crossings LLC
                              c/o TOLD Development Company
                              6900 Wedgwood Road, Suite #100
                              Maple Grove, MN 55311
                              Ph:  #(612)420-9000

              Tenant:
 PRIOR TO COMMENCEMENT DATE:  BMC Industries, Inc.
                              Two Appletree Square, Suite #400
                              Minneapolis, MN 55425
                              Attn: Director of Legal Services

    AFTER COMMENCEMENT DATE:  BMC Industries, Inc.
                              1205 West 77th Street, Suite
                              Richfield, MN 55423
                              Attn: Director of Legal Services

         (m)  "LEASE YEAR":  The twelve-month period commencing
January 1 and ending December 31, adjusted for partial Lease Years during which the Term commences and terminates.

         (n)  "LANDLORD'S IMPROVEMENTS":  Improvements to the
Premises to be performed by Landlord as set forth in Exhibit D.

         (o)  "TENANT REPRESENTATIVE":  The Keewaydin Group, Inc.

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         (p)  EXHIBITS:  the following exhibits are attached to this
Lease and are incorporated herein by reference:

   Rider
   Exhibit A -  Premises                 Exhibit E -  Services
   Exhibit B -  Legal Description        Exhibit F -  Storage Space Lease
   Exhibit C -  Rules and Regulations    Exhibit G -  Reserved Parking Lease
   Exhibit D -  Intentionally Deleted    Exhibit H -  Landlord's Improvements
                                         Exhibit I -  Estoppel Certificate



                                Page 19
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                                 ARTICLE I
                                 BASE RENT

     1.01 Rent Reserved and Monthly Payments. In consideration of the leasing of the Premises, Tenant agrees to pay to Landlord without setoff, deduction or demand, unless specifically provided for herein, at the address set forth in the Data Sheet, or at such other place as Landlord from time to time may designate in writing, Base Rent as set forth in Article 2, commencing on the Commencement Date and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the Term. If the Term commences on a date other than the last day of a calendar month, monthly rent for such partial month, as the case may be, shall be obtained by multiplying the number of days in the term within such month by a fraction, the numerator of which is the annual Base Rent and the denominator of which is 365.

                                 ARTICLE II
                              ADDITIONAL RENT

     2.01 Additions to Base Rent. In addition to the Base Rent payable by Tenant under the provisions of Article 1 hereof, Tenant shall pay to Landlord "Additional Rent" as hereinafter provided.

     2.02 Definitions. For purposes of this Article 2, the parties hereto agree upon the following definitions:

           A. The term "Taxes" shall mean and include all personal property taxes of Landlord relating to Landlord's personal property located in the Facility and used or useful in connection with the operation and maintenance thereof, real estate taxes and installments of special assessments, including interest thereon, relating to the Property and Facility, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, that is levied or assessed by the United States of America or the state in which the Facility is located or any political subdivision thereof, against Landlord or all or any part of the Facility as a result of Landlord's ownership of the Property or Facility, and due and payable during the respective Lease Year. It shall not include any gross receipts or net income tax, estate tax, or inheritance tax of Landlord. For purposes of this Lease during the initial five (5) year term of the Lease only, special assessments which (i) are levied or assessed as of the date of this Lease, and/or (ii) are to be levied and assessed pursuant to Landlord's development agreement with the City of Richfield HRA as a part of Landlord's initial development of the Property shall not exceed nineteen cents ($ .19) per rentable square foot of Premises.

           B. (1) The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and Facility, including without limitation the parking areas and parking structures, as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas, and other utility charges; fuel, lighting, window washing, janitorial

                                Page 20
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services, trash and rubbish removal; actual wages payable to  those workers whose duties are related directly to the operation and maintenance of the Property and Facility pro rated for time actually spent on the Property and excluding any personnel above the rank of building superintendent; amounts paid to contractors or subcontractors for work or services performed related directly to the operation and maintenance of the Property and Facility; all costs of uniforms, supplies and materials used in direct support of the operation and maintenance of the Property and Facility; all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits; and any other expense imposed on Landlord, pursuant to law or pursuant to any collective bargaining agreement covering such employees; reasonable attorney's fees, and costs in connection with appeal or contest of real estate taxes or valuation or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex, including reasonable management fees not to exceed three percent (3%) of gross rental income from the Facility (for the purpose of this calculation, any free or abated rent shall be included as if rent was being paid at the amount due immediately after expiration of said free rent period), and the cost of a management office. Operating Expenses shall also be deemed to include reasonable expenses incurred by Landlord in connection with city sidewalks adjacent to the Property or other public facility to which Landlord or the Facility is from time to time subject in connection with operations of the Property and Facility.

                (2) The term "Operating Expenses" shall not include any capital improvement to the Facility, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing to or procuring tenants, costs that are separately billed to tenants and for which Landlord receives reimbursement, leasing commissions, expenses for renovating or improving rentable area for new tenants, legal expenses incident to enforcement by Landlord of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Landlord, depreciation allowance or expense other than depreciation on Building equipment, nor any of the following:

                      (a) Rents, and other costs, as such, under any ground lease in respect to the Property, but shall include portions of such rent paid for expenses otherwise included in Operating Expenses hereunder;

                      (b)  Costs incurred for the original construction
                 (as distinguished from operation, repair and maintenance) of the Facility or in the acquisition of the Land;

                      (c) Costs of correction of defects in initial construction of the Facility or repair and replacement of any of the original materials or equipment required as a result of such defects, but only to the extent such costs would ordinarily be paid by a contractor issuing a one-year warranty in respect to such matters or otherwise occurring during the warranty period of Landlord's original construction contract;

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                      (d)  Cost items otherwise includable in Operating
                 Expenses which are reimbursed to Landlord by insurance or otherwise, less the out-of-pocket costs of collection;

                      (e) Costs for utility or service charges for utilities or services which are provided to tenants for rentable areas over and above what is provided to tenants in general by Landlord without direct charge above Base Rent and Additional Rent;

                      (f) Bad debt loss, rent loss or reserves for bad debts or rent loss [provided the cost of purchasing rent loss insurance for up to twenty-four (24) consecutive months of coverage shall not be excluded];

                      (g) Costs of products otherwise includable in Operating Expenses but which represent an amount paid to an affiliate of Landlord or an affiliate of any partner or shareholder of Landlord, to the extent the same is in excess of the fair market value of said item;

                      (h) Interest or penalties incurred as a result of Landlord's failure to pay costs otherwise included in Operating Expenses as the same shall become due;

                      (i) Costs or expenses incurred by Landlord which represent amounts spent by Landlord in bad faith;

                      (j)  Lease payments under leases for capital
                 equipment necessary to operate the Facility other than leases of waste or garbage disposal equipment or leases of plants and similar decorator items;

                      (k)  Costs of preparation of Landlord's tax
                 returns and financial statements, other than Facility financial statements, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be an issue), costs of selling, syndication, financing, mortgaging or hypothecating any of Landlord's interest in the Facility, costs of any disputes between Landlord and its employees (if any ) not engaged in operation of the Facility, disputes between Landlord and managers of the Project and disputes between Landlord and tenants within the project, including, without limitation, the Tenant;

                      (l) Costs of capital improvements (except as otherwise expressly provided herein) which cannot be expensed for federal income tax purposes in the year the improvement is made or placed in service;

                      (m) All capital costs related to the removal of substances or materials from the Building or the Project which are presently, or at any time in the future may be, regulated and deemed hazardous to either people or the environment, including, without limitation, any asbestos, urea-formaldehyde,

                                   Page 22
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                 chlorofluorocarbons (CFCs), or substances controlled by CERCLA.
                 In no event shall this apply to any materials hazardous or otherwise in amounts allowed in the Building or Project under applicable environmental laws. All capital costs related to any remediation or capital costs incurred as a result of retrofitting caused by cessation of use of any such materials shall also be excluded.

                      (n)  The cost of any repair to remedy damage
                 caused by or resulting from the negligence of any other tenants in the Project for which reimbursement is received by Landlord (Landlord shall use all reasonable efforts to pursue reimbursement from said tenant), including their agents, servants or employees, together with the costs and expenses incurred by Landlord in attempting to recover such costs.

             (3) Notwithstanding the foregoing, in the event Landlord installs equipment in or makes improvements or alterations to the Facility that are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or that are required under any governmental laws, regulations, or ordinances which were not required at the date of commencement of the term of this Lease, Landlord may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis provided, however the annual amount added to Operating Expenses for equipment or improvements or alterations for the purpose of reducing energy costs, maintenance costs or other Operating Costs shall not exceed Landlord's reasonable estimate (at the time of installation, improvement or alteration) of the annual savings resulting from such installation, alteration or improvement.

     C. The terms "Tenant's Share of Taxes" and "Tenant's Share of Operating Expenses", unless specifically otherwise defined herein, shall each mean the percentage that the rentable area of Tenant's Premises is of the total rentable area in the Facility, subject to adjustment as set forth in Paragraph D. If said percentage shall change during a Lease Year, it shall be averaged by applicable days, and the average shall be Tenant's Share for that year.

      D.   Notwithstanding anything herein to the contrary, it is agreed that
(i) in the event the Facility is not fully occupied during any Lease Year, a reasonable and equitable adjustment shall be made by Landlord to those charges only which vary with the occupancy of the Facility in computing the Operating Expenses for such year so that the Operating Expenses shall be adjusted to the amount that would have been incurred had the Facility been fully occupied during such year, and (ii) Tenant's share shall be amended for each Lease Year to the percentage that the average rentable area of the Premises bears to the greater of (y) ninety-five percent (95%) of the total rentable area of the Facility for such Lease Year, or (z) to the total average rentable area leased (pursuant to leases under which the term has commenced) in the Facility for such Lease Year. In no event shall Landlord collect in excess of one hundred percent (100%) of Operating Expenses actually incurred through the operation of this Section D.

      E. The term "Service Charge" shall mean any fee or other charge for service specified in this Lease as payable by Tenant.

                              Page 23
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     2.03  Additional Rent Estimates:  As to each Lease Year after the initial Lease Year, Landlord shall estimate for each such Lease Year (i) the total amount of Taxes; (ii) the total amount of Operating Expenses; (iii) Tenant's Share of Taxes; (iv) Tenant's Share of Operating Expenses; (v) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Tenant's Share of Taxes and Tenant's Share of Operating Expenses. Said estimate shall be in writing and Landlord shall use reasonable efforts to deliver or mail same to Tenant at the Premises within ninety (90) days of the close of each Lease Year.

     2.04 Payment of Additional Rent Estimates. Tenant shall pay the Additional Rent so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Tenant after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

     2.05 Annual Determination of Additional Rent. Upon completion of each Lease Year, Landlord shall determine the actual amount of Taxes and Operating Expenses for such Lease Year and Tenant's Share thereof and deliver a written, itemized certification of the amounts thereof to Tenant. If Tenant has paid less than its Share of Taxes or its Share of Operating Expenses for any Lease Year, Tenant shall pay the balance of its Share of the same within twenty (20) days after the receipt of such statement. If Tenant has paid more than its Share of Taxes or its share of Operating Expenses for any Lease Year, Landlord shall, at Tenant's option, either (i) promptly refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Landlord for Base Rent and Additional Rent estimates. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Article 2 shall be adjusted accordingly.

     2.06 Rental Taxes. Further, Tenant shall pay, also as Additional Rent, any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Facility is located or any political subdivision thereafter, against Landlord in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease, all of which shall herein be termed "Rental Taxes"; provided, however, Tenant shall have no obligation to pay net income taxes of Landlord.

     2.07 Tenant's Taxes. Tenant shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, and when possible, Tenant shall cause such trade fixtures, furnishing, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's trade fixtures, furnishings, equipment or other personal property, or Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of

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such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's personal property.

                                ARTICLE III
                     OVERDUE AMOUNTS; RENT INDEPENDENT

     3.01 Payment of Rent. Any installment of Base Rent, Additional Rent, or any other charges to be paid by Tenant accruing under the provisions of this Lease that shall not be paid when due, shall bear interest at the rate of two (2) points over the quoted prime rate of interest charged by Norwest Bank Minnesota, N.A. (or its successor) per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Tenant's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained.

     3.02 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent, Service Charge or other charges ("Rent") stipulated herein shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease.

                                 ARTICLE IV
                           TERM AND COMMENCEMENT

     4.01 Demise. Landlord hereby demises and leases to Tenant and Tenant hereby rents and takes from Landlord the Premises for the Term and subject to and with the benefit of the terms, covenants and conditions of this Lease to be occupied and used by Tenant solely for the purposes stated on the Data Sheet and for no other purpose. Landlord shall have the right to grant exclusive rights to parties in the Facility to conduct service businesses serving the Property but in no event shall this conflict with Tenant's use as set forth on the Data Sheet.

     4.02 Commencement Date. Tenant shall have and hold the same Premises, without any liability or obligation on the part of Landlord to make any alterations, improvements or repairs of any kind in or about the Premises, except as expressly provided herein, for the Term set forth on the Data Sheet, unless sooner terminated in the manner provided herein. The Term hereof shall commence on the Commencement Date. The "Targeted Delivery Date" is January 1, 1998. For purposes hereof, the Delivery Date shall be the date that Tenant, if Tenant elects to construct its tenant improvements ("Tenant Work"), is provided access to the Premises for purposes of commencing Tenant Work. The Delivery Date shall not occur until the Premises are in substantial compliance with the minimum shell requirement conditions more particularly set forth on Exhibit "H" attached hereto. If Landlord is unable to give possession of the Premises on the Targeted Delivery Date because the construction of the Facility or the completion of Landlord's Improvements in the Premises has not been sufficiently completed to comply with the terms of Exhibit "H", or for any reason, Landlord shall not be subject to any claims, damages or

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liabilities for the failure to give possession on said date (except as specifically set forth below) provided, however in the event the Delivery Date does not occur on or before February 15, 1998, Tenant shall, upon notice to Landlord given on or before February 25, 1998, terminate this Lease effective upon Landlord's receipt of the Notice unless the Delivery Date occurs prior to the tolling of said notice period, in which event the Lease shall remain in full force and effect. In the event that prior to February 15, 1998 Landlord notifies Tenant of a delay in the Delivery Date beyond February 15, 1998 and sets forth a revised specific Delivery Date ("Revised Date"), Tenant within ten (10) days of the date of said notice may (i) terminate the Lease, or (ii) accept said Revised Date as the new Delivery Date as if said Revised Date were the date originally set forth as the
Delivery Date.   In the event Tenant terminates the Lease, Landlord shall not be liable for damages or subject to claims or liabilities, however, if (i) the delay was the result of reasons beyond the reasonable control of Landlord ("Force Majeure"), in such event Landlord shall be responsible for the Holdover Penalties (as defined below) suffered by Tenant through (x) the date the Tenant occupies a new premises, (y) the date Tenant renews its Lease in its existing premises, or (z) the date twelve (12) weeks after the actual Delivery Date of the Premises, whichever is earlier, or (ii) in the event the delay was not the result of Force Majeure, Landlord shall be responsible for payment of the Holdover Penalty through the earlier to occur of (x) or (y) above.

     In the event Tenant selects Landlord's contractor to perform the Tenant Work, the Commencement Date shall be April 1, 1998, provided the Premises are substantially completed on or before April 1, 1998 and Landlord obtains a certificate of occupancy (whether full or partial, permanent or temporary) for the Premises on or before April 1, 1998. Substantial completion of the Premises shall be evidenced by the issuance of a certificate of occupancy (whether full or partial, temporary or permanent) for the Premises. If Landlord's contractor performs Tenant's Work, the rent reserved and covenant to pay same shall not commence until the later of (i) April 1, 1998, or (ii) the Commencement Date, even if occupancy of the Premises is delivered prior to April 1, 1998.

     If Tenant selects a contractor other than Landlord's contractor to perform Tenant Work, the Rent reserved and covenant to pay same shall commence on April 1, 1998 unless the Delivery Date has not occurred on or before January 1, 1998, in which event the Commencement Date shall be the later of (i) April 1, 1998, or (ii) twelve (12) weeks from the Delivery Date.
 Tenant shall have the right to occupy the Premises on March 1, 1997 without payment of Rent other than utility costs.

     In the event (i) Landlord fails to deliver possession of the Premises for commencement of Tenant Work on or before the Targeted Delivery Date, or Revised Date, or (ii) Landlord's contractor is performing the Tenant Work and the Premises are not substantially completed and ready for occupancy by Tenant on or before April 1, 1998 and the delay is not due to the action or inaction of Tenant, Landlord shall not be liable for damages or subject to any claims or liabilities however Landlord agrees to reimburse to Tenant all costs directly resulting solely from either Landlord's failure to deliver possession of the Premises to Tenant on or before January 1, 1998, or Landlord's failure to deliver occupancy of the Premises by April 1, 1998 including but not limited to the amount of Tenant's rent and other lease charges in excess of the amounts due from Tenant under its existing lease immediately prior to April 1, 1998 ("Holdover Penalty"). Failure to give possession of the Premises on or before April 1, 1998 shall in no way

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affect the validity of this Lease or the obligations of Tenant hereunder.  In the event that there is no Revised Date, Landlord's contractor is performing the improvements and Landlord is unable to deliver occupancy of the Premises to Tenant on or before July 1, 1998, Tenant's sole remedy shall be the Holdover Penalty set forth hereinabove plus termination of this Lease upon five (5) days written notice to Landlord given on or before July 5, 1998. Landlord's obligation to pay Holdover Penalties shall terminate on the earliest date that Tenant could move into replacement premises or executes an amended lease in its present premises.

     Whenever in this Lease Landlord is obligated to pay a Holdover Penalty, Tenant agrees it shall use all reasonable efforts to minimize the amount of Holdover Penalty and to expeditiously enter into a new lease or renew its existing lease so that the damages to Landlord are mitigated.

     4.03 Acceptance of Premises. The acceptance of possession by Tenant shall be deemed conclusively to establish that the Premises and all other improvements of the Facility required to be constructed by Landlord for use thereof by Tenant have been completed unless Tenant notifies Landlord in writing within thirty (30) days after commencement of the term as to any items not completed. Tenant waives any claim as to matters not listed in said notice, provided, however, Tenant shall have one (1) year from the date of substantial completion of any such work to notify Landlord of any latent defects.

                                 ARTICLE V
                                  SERVICES

     5.01  Landlord's Services.  Subject to including the cost thereof in
Article 2, Landlord shall provide services as stated in Exhibit "E", without further charge except as expressly stated otherwise.

     5.02 Interruption of Services. No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies or other causes shall be deemed an eviction or disturbance of Tenant's use and possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth. In no event shall Landlord be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority. SEE RIDER, ARTICLES XXVII AND XXX.

     5.03 Service Charge. Anything in this Lease to the contrary notwithstanding, Landlord shall have the right to specially assess Tenant a Service Charge for additional services or other items of Operating Expenses requested by Tenant (and shall reduce the total of Operating Expenses accordingly) to the extent Tenant's use or consumption thereof due to hours of operation, equipment operated from the Premises, or other reasons, warrant such assessment. Landlord agrees that it will not discriminate against Tenant in the assessment of any Service Charge.

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                                 ARTICLE VI
                                 INSURANCE

     6.01 Landlord's Insurance.

          A. Landlord's Casualty Insurance. Landlord shall, as a portion of Operating Expenses, keep the Facility insured for the benefit of Landlord in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against (a) loss or damage by fire; and (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Facility, including, but without limiting, the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, law and ordinance, and such other coverage as may be deemed necessary by Landlord, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Facility.

          B. Landlord's Liability Insurance. Landlord shall, as a portion of the Operating Expenses, maintain, for its benefit and the benefit of its managing agent and lender, commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Facility.

          These insurance provisions shall in no way limit or modify any of the obligations of Tenant under any provision of this Lease.

    6.02  Tenant's Insurance.

          (a) Tenant's Casualty Insurance. Tenant shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests that may be located in, upon, or about the Premises insured for the benefit of Tenant in an amount equivalent to the full replacement value or insurable value thereof against (a) loss or damage by fire; and (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Facility, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Tenant may deem appropriate or necessary.

          (b) Tenant's Liability Insurance. Tenant shall, at Tenant's sole cost and expense maintain commercial general liability insurance against claims for bodily and personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than One Million and No/100 Dollars ($1,000,000.00) per each occurrence, and to the amount of not less than Two Million and No/100 Dollars ($2,000,000.00) in general aggregate. Such policies of insurance shall be written in companies reasonably satisfactory to Landlord, naming Landlord, its lender and Landlord's managing agent as additional insureds thereunder, and certificate of such insurance shall be delivered to Landlord by the company or agency issuing the same. Tenant agrees to include in such policy contractual liability coverage insuring Tenant's indemnification obligations provided for herein.

    6.03 Releases and Indemnity.

         (a) Tenant's Indemnification. Tenant agrees to indemnify and save Landlord and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Tenant, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Building, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding which may be brought thereon; and in case any action or proceeding be brought against Landlord or its managing agent by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding, provided that Landlord shall provide prompt notice to Tenant of any such claims upon Landlord's receipt of such claims. Landlord agrees that it will not settle or otherwise take any action on such claims as long as Tenant is in compliance with this Section 6.03(a).

         (b)  Landlord's Indemnification.   Landlord agrees to
indemnify and save Tenant, its directors, officers and employees and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Landlord or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Landlord, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Project, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claims, actions or proceeding brought thereon; and in case any action or proceeding is brought against Tenant, its directors, officers and employees by reason of any such claim, Landlord, upon notice from Tenant, covenants to resist or defend such action or proceeding with competent counsel.

        (c) Tenant's Waiver. Tenant agrees, to the extent not expressly prohibited by law, that Landlord, its agents, employees and servants shall not be liable, and Tenant waives all claims for damage to property and business sustained during the term of this Lease by Tenant occurring in or about the Facility, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Facility, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act or omission of Landlord, its agents, employees or servants, or any tenant or occupant of the Building or any other person unless caused by the negligence or intentional act of Landlord, its agents or employees. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Facility or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

        (d) Tenant's Liability. All property in the Facility or on the Premises belonging to Tenant, its agents, employees, invitees or otherwise located at the Premises, shall be at the risk of Tenant only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof (absent the willful act of Landlord) and Tenant agrees to defend and hold Landlord, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property.

        (e) Releases. Landlord and Tenant each agree that such policy or policies of insurance for loss or damage by fire or other risks shall permit releases of liability as herein provided and include a waiver of subrogation clause as to Tenant and Landlord respectively. Each party hereto waives, releases and discharges the other party from all claims or demands whatsoever which the waiving party may have arising out of damage to or destruction of the waiving party's property or loss of use thereof occasioned by fire of other casualty, which such claim or demand may arise because of the negligence or fault of the other party, its agents, employees, customers or business invitees, or otherwise and the waiving party agrees to look to its insurance coverage only in the event of such loss.

                                ARTICLE VII
                    CERTAIN RIGHTS RESERVED BY LANDLORD

     7.01 Rights Reserved. Landlord reserves the following rights exercisable without notice unless otherwise noted and without liability to Tenant and without affecting an eviction, constructive or actual, or disturbance of Tenant's use of possession, or giving rise to any claim for setoff or abatement of rent:

           A. To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Facility and in the corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises.

           B. To reasonably designate, limit, restrict and control any service in or to the Facility, including but not limited to the designation of sources from which Tenant may obtain sign painting and lettering. Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Tenant and other tenants in the Facility.

           C. To retain at all times and to use in appropriate instances, keys or other means of access to all doors within and into the Premises. No locks shall be changed without prior written consent of Landlord. This provision shall not apply to Tenant's safes, or other areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments or like items or to officer's offices.

           D. To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Facility, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces, and corridors in the Facility and to interrupt or temporarily suspend services and facilities. SEE ARTICLES XXVII AND XXX.

           E. To restrict or prohibit vending or dispensing machines of any kind in or about the Premises, unless used solely by Tenant's employees and invitees.

           F. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Facility and to require all such items to be moved into and out of the Facility and the Premises only at such times and in such manner as Landlord shall reasonably direct in writing.

                                ARTICLE VIII
                        ALTERATIONS AND IMPROVEMENTS

     8.01 Alterations. Tenant shall not make any improvements, alterations, additions or installations in or to the Premises (hereinafter referred to as the "Work") without Landlord's prior written consent, which consent shall not be unreasonably withheld. Anything to the contrary notwithstanding, without Landlord's consent Tenant shall have the right to make up to twenty-thousand and NO/100 Dollars ($20,000.00) in alterations to the Premises in any twelve (12) consecutive month period, provided said alterations do not affect, the HVAC, electrical, mechanical or structural systems of the Building and the resulting Premises are not diminished in value. Along with any request for Landlord's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Facility, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and except when Landlord, its agent or affiliate is contractor. Tenant agree to defend and hold Landlord harmless from any and all claims and liabilities of any kind and description that may arise out of or be connected in any way with said improvements, alterations, additions or installations (unless said improvement work is performed by Landlord). All work done by Tenant, its agents, employees, or contractors shall be done in such a manner as to avoid labor disputes. Tenant shall pay the cost of all such improvements, alterations, additions or installations, and also the cost of painting, restoring, or repairing the Premises and the Facility occasioned by such improvements, alterations, additions or installations. Upon completion of the Work, Tenant shall furnish Landlord with contractor's sworn affidavits and full and final waivers of liens. The Work shall comply in all material respects with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Tenant shall permit Landlord to inspect construction operations in connection with the Work. Tenant shall not be allowed, without Landlord's reasonable approval, to perform such Work if such action results or would result in a labor dispute or otherwise would materially interfere with Landlord's operation of the Facility.

                                 ARTICLE IX
                                  REPAIRS

      9.01 Tenant's Duty of Repair. Tenant shall, during the term of this Lease, at Tenant's expense, keep the Premises in as good order, condition and repair as they were on the Commencement Date, reasonable wear and tear and damage from fire and other casualties excepted. Tenant shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on, or about the Facility, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Landlord. All uninsured damage or injury to the Premises, or to the Facility caused by Tenant moving furniture, fixtures, equipment, or other devices in or out of the Premises or Facility or by installation or removal of furniture, fixtures, equipment, devices or other property of Tenant, its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. All repairs, restorations and replacements shall be in quality and class equal to the original work.

      9.02 Right of Entry. Landlord or its employees or agents shall have the right to enter the Premises at any reasonable time or times for the purpose of inspection, cleaning, repairs, altering, or improving the same but nothing contained herein shall be construed as imposing any obligation on Landlord to make any repairs, alterations or improvements that are the obligation of Tenant. SEE ARTICLE XXVII AND XXX.

                                 ARTICLE X
                         ASSIGNMENT AND SUBLETTING

      10.01 Assignment by Tenant. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the regular use of the Premise by any parties other than Tenant, its agents and employees. Tenant shall seek such written consent of Landlord by a written request therefore, setting forth such information as Landlord may reasonably deem necessary. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date which shall not be less than thirty (30) days after date of Tenant's notice, to assign this Lease for the balance or any part of the proposed assignment or sublease the consideration therefore. Tenant's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Landlord with Tenant's notice.
Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting of such space and incidental rights to the party identified in Tenant's notice.

      10.02     Payment to Landlord.

                A. Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting of such space and incidental rights to the party identified in Tenant's notice, provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord, fifty percent (50%) of all net profit derived by Tenant from such assignment or subletting other than to affiliates of Tenant. For purposes of the foregoing, net profit shall be deemed to include, but not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent and rent adjustments payable by Tenant under this Lease, net of all reasonable expenses incurred by Tenant in obtaining said assignee or sublessee and any reasonable costs incurred in managing said sublease or assignment.

      If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

                B. Tenant shall furnish to Landlord upon request a complete statement, certified by the chief financial officer of Tenant, setting forth in detail the computation of all profit, pursuant to generally accepted accounting principles. Tenant agrees that Landlord shall have the right to review its books and records used to determine profit for the assignment or sublease. Any profit shall be paid to Landlord within fifteen (15) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

      10.03 Terms of Sublease. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder for the Term of the Lease unless Landlord shall agree otherwise in writing. The subtenant or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution an executed copy of each such subtenant or assignee. Consent by Landlord to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Landlord's rights under this Article as to any subsequent assignment or subletting.

      10.04 Miscellaneous. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article 10 shall be of no effect and void.
Landlord's right to assign its interest in this Lease shall remain unqualified.

                                 ARTICLE XI
                      DAMAGE BY FIRE OR OTHER CASUALTY

      11.01 Premises Destruction. If fire or other casualty shall render the whole or any material portion of the Premises untenantable or unsuitable for the purposes intended by Tenant, then:

             A. If the Premises can reasonably be expected to be made tenantable or suitable for the purposes intended by Tenant within two hundred ten (210) days from the date of such event, Landlord shall repair and restore the Premises and the Facility to as near their condition prior to the fire or other casualty as is reasonably possible within such two hundred ten (210) day period (subject to delays for causes beyond Landlord's reasonable control) and notify Tenant that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable).

             B. If the Premises cannot reasonably be expected to be made tenantable or suitable for the purposes intended by Tenant within two hundred ten (210) days from the date of such event, either Landlord or Tenant by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

      11.02 Complex Destruction. In the event that more than fifty percent (50%) of the value of the Facility is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction and can be made tenantable or suitable for the purposes intended by Tenant within two hundred ten (210) days thereafter, then at Landlord's option, by written notice to Tenant, mailed within thirty (30) days from the date of such damage or destruction, and provided Landlord terminates all other tenants similarly situated Landlord may terminate this Lease effective upon a date within ninety
(90) days from the date of such notice to Tenant. In the event of a termination of this Lease pursuant to this Article 11, Rent shall be apportioned on a per diem basis to the date of the fire or casualty.

      11.03 Duty to Repair; Rent Abatement. If fire or other casualty shall render the whole or any part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within two hundred ten (210) days from the date of such event and neither Landlord nor Tenant terminates this Lease pursuant to its right herein; or in the event that more than fifty percent (50%) of the value of the Facility is damaged or destroyed by fire or other casualty, and Landlord does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Facility is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Landlord shall repair and restore the Premises and the Facility to as near their condition prior to the fire or other casualty as is reasonably possible, the work to be commenced and prosecuted with all due diligence and speed (subject to delays for causes beyond Landlord's reasonable control), and the Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises that is untenantable). In no event shall Landlord be obligated to repair or restore any special equipment or improvements installed by Tenant at Tenant's expense. In the event Landlord elects to repair the Premises and Facility, and such repairs are not substantially completed within two hundred and ten (210) days of the date of the casualty, subject to reasons beyond the reasonable control of Landlord, then in such event Tenant may, after fifteen (15) days written notice provided to Landlord on or before the date two hundred forty (240) days from the date of the casualty, terminate this Lease and in the event Landlord fails to substantially complete the restoration within said notice period, this Lease shall terminate.

                                ARTICLE XII
                               EMINENT DOMAIN

      12.01 Public Taking. If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Tenant's reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Landlord shall make a pro rata refund of any prepaid Rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in said award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Facility is taken by public authority under the power of eminent domain, then, at Landlord's option, by written notice to Tenant, mailed within sixty (60) days from the date possession shall be taken by such public authority, Landlord may terminate this Lease effective upon a date within ninety
(90) days from the date of such notice to Tenant, but in no event effective later than the date of taking.

      12.02 Tenant's Election. Further, if the whole or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable in Tenant's reasonable opinion, for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Tenant may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Landlord, such notice to be given to Landlord within thirty
(30) days after Tenant receives notice of the taking. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (i) the business of Tenant conducted in the portion of the Premises taken cannot, in Tenant's reasonable judgment, be carried on with substantially the same utility and efficiency in the remainder of the Premises [or any substitute space securable by Tenant pursuant to clause (ii) hereof]; and (ii) Tenant cannot secure substantially similar (in Tenant's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Landlord in the Facility. Any notice of termination shall specify a date no more than ninety (90) days after the giving of such notice as the date for such termination.

      12.03 Tenant's Damages. Anything in this Article 12 to the contrary notwithstanding, Tenant shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided, however, Tenant shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold.

      12.04 Restoration and Rent. Anything in this Article 12 to the contrary notwithstanding, in the event of a partial condemnation of the Facility or the Premises and this Lease is not terminated, Landlord shall, at its sole cost and expense, restore the Premises and Facility to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by the area of the Premises restored after the condemnation.

                                ARTICLE XIII
                           SURRENDER OF PREMISES

      13.01 Surrender by Tenant. On the last day of this Lease, or on the sooner termination thereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Tenant shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Following the last day of Tenant's occupancy of the Premises, Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof, and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Tenant excepted. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal, transportation, or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All alterations, additions and fixtures, other than Tenant's trade fixtures and equipment, that have been made or installed by either Landlord or Tenant upon the Premises, shall remain the property of Landlord and shall be surrendered with the Premises as a part thereof. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of combinations on any vaults, locks and safes left on the Premises.

      13.02 Holding Over. In the event Tenant remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Landlord's written consent, it shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, and the Base Rent shall be as set forth on the Data Sheet.
As long as Landlord and Tenant are in bona fide, good faith negotiations for a new lease, Landlord will consent to Tenant's possession of the Premises. In the event Tenant remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Landlord's written consent, Tenant shall be deemed to be occupying the Premises without claim of right and Tenant shall pay a charge for each day of occupancy an amount equal to one hundred fifty percent (150%) of the Base Rent (on a daily basis) and the actual Additional Rent then currently being charged by Landlord on new leases in the Facility for space similar to the Premises.

                                ARTICLE XIV
                                  DEFAULT

      14.01 Remedies Cumulative. All rights and remedies of Landlord herein enumerated shall be cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled in case of any breach or threatened breach of Tenant of any provision of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of Rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such Rent paid) shall not be deemed a waiver of such breach, and no waiver by Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Lease.

      14.02 Tenant Change in Status. If, during the term of this Lease or any renewal term, (i) Tenant shall make an assignment for the benefit of creditors, or (ii) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy and the same not be dismissed or stayed within sixty (60) days of its filing, or (iii) a receiver be appointed for the property of Tenant by reason of the insolvency of Tenant, or (iv) any department of the state or federal government, or any officer thereof, duly authorized, shall take possession of the business or property of Tenant by reason of the insolvency of Tenant and such action not be stayed or terminated within sixty (60) days thereafter, then, the occurrence of any of such contingencies shall be deemed a breach of this Lease and this Lease shall ipso facto upon the happening of any of said contingencies be terminated and the same shall expire as fully and completely as if the day fixed for the expiration of the initial term of this Lease or any renewal term, as the case may be, had occurred, and Tenant will then quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided. As used in this paragraph, the term "Tenant" shall also mean any guarantor of Tenant's obligations under this Lease.

      14.03 Tenant Breach. If, during the initial term of this Lease or any renewal term, (i) Tenant defaults in any payment of the Rent expressly reserved hereunder for ten (10) days after receipt of written notice thereof, or any part of the same; (ii) Tenant shall default in fulfilling any of the covenants, obligations, or agreements of this Lease (other than the covenants for the payment of Rent payable by Tenant hereunder), or (iii) this Lease, without the prior written consent of Landlord or except as expressly permitted, shall be assigned, pledged, mortgaged, transferred, or sublet in any manner, and such default in (ii) shall continue for thirty (30) days after service of notice of the default by Landlord, or in the event of a default or contingency set forth in (ii) hereinabove cannot with due diligence be cured within a period of thirty (30) days, if Tenant fails to proceed promptly after the service of said notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence [it being intended that in connection with a default not susceptible of being cured with diligence within thirty (30) days, the time within which Tenant is to cure the same shall be extended for such period as may be reasonably necessary to complete the same with all due diligence], Landlord, at its option, may pursue the remedies as set forth hereinafter.

      14.04 Remedies upon Default. In the event of a default by Tenant as set forth hereinabove, Landlord, at its option, may (i) terminate this Lease and upon such termination Tenant will quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided, or (ii) without terminating the Lease, Landlord or Landlord's agent or servant may re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossession proceedings or otherwise, without being liable to indictment, prosecution, or damage therefore and repossess and enjoy the Premises, together with all additions, alterations and improvements, without such re-entry and repossession working a forfeiture or waiver of the Rents to be paid and the covenants to be performed by Tenant during the full term of this Lease.

                A.   Reletting.

                (1)  Upon termination of this Lease or
                expiration of Tenant's right to occupy the Premises by reason of the happening of any of the foregoing events, or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a default or breach of this Lease on the part of Tenant, Landlord may, at its option subject to the proviso set forth at the end of this Section A(1), at any time and from time to time relet the Premises or any part or parts thereof, for the account of Tenant or otherwise, and receive and collect the rent therefore, applying the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises, including the attorney's fees and expenses for putting the same into good order and condition or preparing or altering the same for re-rental to the extent Landlord deems necessary or desirable and all other commercially reasonable expenses, commissions and charges paid, assumed or incurred by Landlord in or about reletting the Premises and then to the fulfillment of the covenants of Tenant hereunder. Any such reletting herein provided for may be for the remainder of the initial term or any renewal term of this Lease, as originally granted, or for a longer or shorter period; Landlord shall have the right to change the character and use made of the Premises, and Landlord shall not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant about reletting. In the event Landlord terminates this Lease or is entitled to possession of the Premises after surrender thereof by Tenant by reason of default by Tenant, Landlord shall use reasonable efforts under the circumstances to relet the space; provided, however, Landlord may lease as Landlord reasonably deems appropriate, using the same standards as Landlord would use when leasing similar space (assuming Landlord has all ownership and financial risk as to such similar space). Further, in the event of a default or breach of this Lease by either party, the other party shall use all reasonable effort under the circumstances to mitigate any damages for which the breaching party might be responsible.

                (2)  In any such case, and whether or not
                the Premises or any part thereof be relet, Tenant shall pay to Landlord the Base Rent and all Additional Rent and other charges required to be paid by Tenant up to the later of the time of such termination of the Lease or of such recovery of possession of the Premises by Landlord, as the case may be, and thereafter on a monthly basis, less the net proceeds of reletting, if any, except in a case in which liability of Tenant (as hereinafter provided), arises by reason of the happening of the insolvency of Tenant, Tenant covenants and agrees, if required by Landlord, to pay to Landlord until the end of the initial term of this Lease, or any renewal term, as the case may be, the equivalent of the amount of all Rent reserved hereunder, and all other charges required to be paid by Tenant, less the net proceeds of reletting, if any. Landlord shall have the election in place of holding Tenant so liable forthwith to recover against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination of this Lease or of such recovery of possession of the Premises by Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the Rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the initial term, or any renewal term, as the case may be, over the then present worth of the fair market rents and all other charges for the Premises for the balance of such term.

      14.05 Remedies Upon Insolvency. If this Lease shall terminate by reason of the bankruptcy or insolvency of Tenant, as above set forth, Landlord shall be entitled, notwithstanding any other provisions of this Lease or any present or future law, to recover from Tenant or Tenant's estate (in lieu or the equivalent of the amount of all rent unpaid at the time of such termination) as damages for loss of the bargain, and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the then present worth of the aggregate of the Rent and other charges payable by Tenant hereunder that would have accrued for the balance of the initial term and/or renewal term, as the case may be, over the then present worth of the fair market rents and all other charges for the Premises for the balance of the initial term or any renewal term, as the case may be, unless any statute or rule of law governing the proceedings shall limit the amount of such claims capable of being so proved. In such case, Landlord shall be entitled to prove, as and for liquidated damaged, by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under such statute or rule of law. Nothing herein contained shall limit or prejudice Landlord's right to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the then present worth of the rent and all other charges reserved herein over the then present worth of the fair market rents and all other charges, referred to above.

      14.06 Fees and Expenses. The prevailing party in any litigation or dispute concerning this Lease shall recover all reasonable attorney's fees and other expenses in addition to costs taxable at law.

                                 ARTICLE XV
                         SUBORDINATION AND ESTOPPEL

       15.01 Subordination of Lease. This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Facility, the Property, or any portion thereof by Landlord, its successors or assigns, and to amendments, replacements, renewals and extensions thereof, provided that any holder of any mortgage or deed of trust shall agree not to disturb Tenant's Lease or occupancy of the premises provided Tenant is not in default beyond the period allowed for cure hereunder. Landlord agrees that any such

Mortgagee, holder of a deed of trust, or ground lessor shall provide to Tenant a subordination, attornment and nondisturbance agreement agreeing to recognize Tenant's lease and agreeing not to disturb Tenant's occupancy of the Premises.

                 A. Tenant agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases, or other documents reasonably acceptable to Tenant that may reasonably be required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article 15, in the event the holder of any mortgage, deed of trust or ground lease, shall so elect, then, and in such event, upon any such holder or landlord notifying
Tenant to that effect in writing, this lease shall be deemed prior and superior in lien to such mortgage, deed of trust, ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease and Tenant shall execute such attornment agreement as may be reasonably requested by said holder.

                 B. Provided that the mortgagee, ground lessor or trust deed holder under any first mortgage, ground lease, first deed of trust or other security instrument shall have notified Tenant in writing (by the way of a notice of assignment of lease or otherwise) of its address, Tenant shall give such mortgagee, ground lessor or trust deed holder, or other secured party ("Mortgagee"), simultaneously with delivery of notice to Landlord, by registered or certified mail, a copy of any such notice of default served upon Landlord. Tenant further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Landlord has to cure such default.

                 C.   Tenant agrees from time to time upon not less than ten
(10) days prior written request by Landlord to deliver to Landlord a statement in writing substantially in the form attached as Exhibit "I" certifying (i) this Lease is unmodified and in full force and effect
(or if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) Landlord is not default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Tenant; (v) the amount of any prepaid rent, and
(vi) such other matters as may reasonably be requested by Landlord or any Mortgagee or prospective purchaser of the Facility.

                           ARTICLE XVI
                        HAZARDOUS MATERIALS

       16.01 Landlord warrants and represents to Tenant, that, to the best of Landlord's knowledge and after reasonable inquiry, the Premises are in compliance with all applicable environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America or any state, city or municipal government or lawful authority having jurisdiction or affecting the Premises (collectively "Environmental Laws") and that none of the insulation materials or any other materials within the Premises installed by or on behalf of Landlord are or contain asbestos, or any other known Regulated Material as defined below. Except as set forth in Sections 16.03 and 16.05, Landlord shall, at its expense, take all action necessary to ensure that the Facility complies with all Environmental Laws and that the Facility is, and remains at all times, safe for use and occupancy.

       16.02 Except as set forth in Sections 16.03 and 16.05, Landlord shall defend, indemnify and save Tenant, its officers, directors, agents and employees, harmless from and against all claims, obligations, demands, actions, proceedings and judgments, loss, damage, liability and expense (including reasonable attorneys' fees and expenses) which any one or more of them may sustain in connection with any non-compliance with any environmental condition affecting the Facility resulting from any violation of environmental laws when caused by or results from Landlord's negligence, intentional act or omission of Landlord, its servants, agents or employees. This indemnity shall not apply to Landlord's Mortgagee, successors-in-interest to Mortgagee or anyone acquiring the Premises through Landlord's Mortgagee.

       16.03 Tenant shall at Tenant's own cost and expense, timely comply with all applicable, rules, requirements, orders, directives, ordinances and regulations arising from Tenant's use and occupancy of the Premises, including but not limited to the Environmental Laws, and shall indemnify, defend, save and hold harmless Landlord, its directors, officers, agents and employees from and against any and all claims, demands, losses and liabilities (including reasonable attorneys' fees) resulting from any violation of the Environmental Laws when caused by or results from Tenant's use and occupancy of the Premises.

       16.04 The provisions of this Article 16 shall survive the expiration or earlier termination of this Lease.

      16.05 A.   The following terms and conditions regarding
environmental matters and the Premises are included in this Lease:

               (1) For the purpose of this Lease, the phrase "Regulated Materials" shall include, but shall not be limited to, those materials or substances defined as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances", "toxic pollutant" or other similar designations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S. C. 1801, ET SEQ., or regulations promulgated pursuant thereto (herein "Environmental Laws"). "Tenant's Regulated Materials" shall mean those Regulated Materials, brought onto, created, stored at, handled, or generated at the Premises by or on behalf of Tenant, its agents, employees, contractors (other than Landlord), subtenants, assignees, suppliers or other invitees. "Landlord's Regulated Materials" shall mean all other "Regulated Materials" including those brought onto, created, stored at, handled or generated at the Premises by Landlord, its agents, employees, contractors, subtenants, assignees, suppliers or other invitees. Also the phrase "Governmental Agency or Agencies" means any federal, state, local or foreign government, political subdivision, court, agency or other entity, body, organization or group exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

            B. Tenant hereby covenants to Landlord and its Mortgagee that:

               (1)  Except for the obligations of Landlord pursuant to Section
               16.01 and 16.02, Tenant shall (x) comply and shall instruct all occupants of the Premises to comply in all material respects with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Tenant's Regulated Materials, (y) remove any Tenant's Regulated Materials immediately upon discovery of the same, and (z) pay or cause to be paid all costs associated with such removal;

               (2) Tenant shall keep the Premises free of any lien imposed pursuant to any state or federal law, rule regulation or order in connection with the existence of Tenant's Regulated Materials on the Premises;

               (3) Tenant shall not install or permit to be installed on the Premises any Tenant's Regulated Material including, but not limited to, asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment other than supplies and materials used in the ordinary course of its business and for which use all applicable laws, ordinances, rules and regulations are complied with;

               (4) Tenant shall not cause or permit to exist as a result of an intentional or unintentional act or omission on the part of Tenant or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, poring, emptying or dumping of any Tenant's Regulated Materials onto the Premises or into surrounding waters or other lands; and

               (5) Tenant shall promptly provide a copy of any summons, citation, directive, letter or other communication which it receives from any Government Agency or Agencies concerning any Regulated Matters on the Premises.

            C. It shall constitute a Default hereunder and either party shall be entitled to exercise all remedies available to it hereunder if:

               (1) Tenant or Landlord shall fail to comply with the covenants contained in this Article 16 within thirty (30) days after notice or fails to commence such compliance within such time and diligently continues such compliance to completion;

               (2) any Tenant's or Landlord's Regulated Materials are hereafter found to exist on the Premises or in its soil or groundwater and such Regulated

               Materials come to be on the Premises because of the act, omission or breach of this Lease by Landlord or Tenant, or any of their agents, employees, contractors, subtenants or assignees, as to Tenant, on or after the date Tenant takes possession or enters the Premises to commence work, and either party shall fail within seventy-five (75) days after notice thereof, to commence and diligently pursue such actions as are necessary to remove the same from the Premises or Facility or alternatively to obtain any and all necessary no action or no association letters for the Premises or Facility and Landlord or Tenant such that no further action need be taken to satisfy the applicable environmental agency; or

               (3) any summons, citation, directive, letter or other communication, written or oral, shall be issued by any Governmental Agency or Agencies concerning the matters described in Subparagraph 16.05A(1) above and Landlord or Tenant fail to cure the condition occasioning the same within the time limit set forth in this Section 16.05C.

         In the event Landlord or Tenant fails to comply with the terms of this Article 16, each party hereby grants the other and its employees and agents an irrevocable and non-exclusive license to enter the Premises in order to inspect, conduct testing and remove Tenant or Landlord's Regulated Materials. All costs of such inspection, testing and removal related to Tenant's Regulated Materials shall be due and payable from Tenant as Additional Rent hereunder upon demand, and all costs relating to Landlord's Regulated Materials incurred by Tenant shall be paid by Landlord to Tenant upon demand.

      16.06 The representations, covenants and indemnifications given by Tenant to Landlord and Landlord to Tenant in this Article 16 shall be a separate agreement between the parties, and shall survive any termination of the Lease.

      16.07 Landlord warrants and represents that it is not otherwise aware of any violation of the statutes, rules and regulations set forth in Section 16.05A(i) above as it relates to the Premises, except, however, that Landlord has received an off-site source and no association letter from the Minnesota Pollution Control Agency dealing with apparent groundwater contamination affecting the Facility resulting from dry cleaning solvent released by a former dry cleaning operation previously located adjacent to the Facility.

      16.08 Landlord hereby covenants to Tenant that Landlord shall comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Landlord's Regulated Materials, (y) remove any Landlord's Regulated Materials required by said laws to be removed immediately upon discovery thereof; and (z) pay or cause to be paid all costs associated with such removal. It shall constitute a default by Landlord if Landlord fails to comply with this covenant within seventy-five (75) days after Tenant mails notice to Landlord hereof or fails to commence such compliance within such time and diligently continue such compliance to completion.

                             ARTICLE XVII
                            MISCELLANEOUS

      17.01  Further Terms.  The parties also agree:

             A. Tenant represents that Tenant has dealt directly with and only with the Tenant Representative set forth on the Data Sheet, in connection with this Lease and that insofar as Tenant knows, no other broker or Tenant Representative negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith.

             B. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to the respective party at the address set forth on the Data Sheet, or at such other address as such party may hereafter designate by written notice to the other party, in which case said notice shall be effective at the time of mailing such notice.

             C. All rights and remedies of Landlord under this Lease or that may be provided by law may be executed by Landlord in its own name, individually, or by its agent of whose appointment Tenant shall have written notice in the name of Landlord, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article 14, may be commenced and prosecuted to final judgment and execution by Landlord or its agent.

             D. Landlord covenants and agrees that Tenant, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease.

             E. The covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

             F. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

             G. (1) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Facility at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any conveyance or obligation on the part of Landlord contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                        The provisions of Section G (1) and (2) shall become effective upon Landlord's completion of construction of the Facility (other than rentable area for other tenants) and payment to Tenant of the tenant allowance set forth in Article XXVI.

                  (2) In the event of a sale or conveyance by Landlord of the Facility or any part of the Facility, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.
 This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease.

             H. The marginal or topical headings of the several Articles and sections are for convenience only and do not define, limit or construe the contents of said Articles and sections.

             I. All preliminary negotiations and written commitments are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

             J. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Landlord from Tenant or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required, unless specifically agreed to in writing by Landlord. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines. Provided that for any such change in name, address, number or description by which the Facility is commonly known made voluntarily by Landlord, Landlord agrees to reimburse Tenant for any reasonable costs incurred in changing stationery, business cards and similar items, if said change is not preceded by at least six (6) months advance notice.

             K. Landlord shall have the right to close any portion of the building area or land area to the extent as may, in Landlord's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Landlord shall at all times have full control, management and direction of the Facility, subject to the rights of Tenant in the Premises, and Landlord reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Facility and the other tenancies, premises and buildings included in the Facility, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas (with commensurate adjustment to Tenant's Percentage), or otherwise, and to place signs on the Facility, and to change the name, address, number or designation by which the Facility is commonly known. No implied easements are granted by this

Lease. Tenant shall have the nonexclusive right in common with Landlord and tenants and occupants of the Facility, to ingress and egress to and through the common areas of the Facility.

             L. Tenant shall permit Landlord (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, and other wires or other items, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Facility. SEE ARTICLES XXVII AND XXVIII.

             M. Employees or agents of Landlord have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by the proper officers of Landlord and by Tenant. Tenant confirms that Landlord and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which subparagraph "P" of this Article shall prevail, can be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

             N. Tenant shall perform, observe and comply with the Building Rules and Regulations of the Facility, as set forth in Exhibit C attached hereto, with respect to the safety, care and cleanliness of the Premises and the Facility, and the preservation of good order thereon, and, upon written notice thereof to Tenant, Tenant shall perform, observe, and comply with any reasonable changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Landlord for tenants of the Facility which do not conflict with the terms of the Lease or Rider. Landlord shall not be liable to Tenant for any failure of any other tenant or tenants of the Facility to comply with such Building Rules and Regulations. Landlord agrees that it will not enforce the Rules and Regulations more stringently against Tenant than it enforces same against other tenants and occupants of the Building.

             O. All rights and occupancy of Tenant herein shall be subject to all governmental laws, ordinances and regulations, and Tenant shall comply with the same. Landlord representative as of the Delivery Date the Premises and Facility shall be in compliance with all governmental laws, ordinances and regulations including, without limitation, the Americans with Disabilities Act Accessibility Guidelines, and may be lawfully used for general office purposes as of the Commencement Date.

             P. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

             Q. Tenant agrees to look solely to Landlord's interest in the Facility for the recovery of any judgment from Landlord arising under this Lease, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, or if Landlord is a limited liability company, its members or managers shall never be personally liable for any such judgment arising from Landlord's obligations under this Lease.

             R. The Tenant and Guarantor of this Lease, if any, shall furnish to Landlord promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Landlord evidencing the due authorization of Tenant to enter into this Lease.

                          ARTICLE XVIII
                         OTHER PROVISIONS

     18.01 Addenda. The provisions set forth in the Exhibits attached to this Lease are hereby incorporated by reference.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective on the day and year first above written.

LANDLORD:  MERIDIAN CROSSINGS LLC, A MINNESOTA LIMITED LIABILITY
            COMPANY

            By:  Meridian Properties Real Estate Development LLC,
                 a Minnesota limited liability company, its manager


            By:   /s/ Bryant J. Wangard
                 ------------------------
                 Bryant J. Wangard
            Its: Manager


TENANT:    BMC INDUSTRIES, INC., A MINNESOTA CORPORATION

            By:  /s/ John L. Gburek
                 ------------------------

            Its: Vice President - Corporate Development

                           RIDER TO LEASE

                            ARTICLE XIX
                          OPTION TO RENEW

Section 19.0 Tenant shall have the right, subject to the provisions hereinafter provided, to extend the term of this Lease for one (1) period of five (5) years on the terms and provisions of this Article provided hereafter, such five (5) year renewal period being sometimes herein referred to as a "Renewal Term". The conditions to such renewal shall be as follows:

   (a) That this Lease is in full force and effect and Tenant is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal, but Landlord shall have the right at its sole discretion to waive the non-default conditions herein;

   (b) That each such Renewal Term shall be on the same terms, covenants and conditions as in this Lease provided; provided, however, that annual Base Rent for each such renewal space on the date such Renewal Term shall commence in relation to comparable (in quality and location) office space located in the relevant market area which shall be deemed to be the Southwest Minneapolis 494 corridor. The fair market Base Rent of the Premises shall be determined as of the date six (6) months prior to commencement of the Renewal Term. Provided Tenant has properly elected to renew the term of this Lease, and if Landlord and Tenant fail to agree at least eight (8) months prior to commencement of the applicable Renewal Term upon the fair market Base Rent of the Premises, the amount of the fair market Base Rent of the Premises shall be determined by arbitration in accordance with the provisions of Article 20 hereof. The fair market Base Rent of the Premises shall be based upon the highest and best use of the Premises and shall be determined separately on a per square foot basis for the initial Premises and each separate and discrete additional space added to the Premises, if any, pursuant to Tenant's options to expand herein.

   (c) That Tenant shall exercise its right to a Renewal Term provided herein, if at all, by notifying Landlord in writing of its election to exercise the right to renew the term of this Lease no later than the date three hundred (300) days prior to the date of commencement of the Renewal Term. Upon notification with respect to such renewal, and for a period of thirty (30) days thereafter, the parties hereto shall make a good faith effort to agree upon the fair market Base Rent of the Premises for such Renewal Term. Any agreement reached by the parties hereto with respect to such fair market Base Rent of the Premises for such Renewal Term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties. In the event that Landlord and Tenant fail to agree within the thirty (30) day time set forth in this subparagraph (c), the fair market Base Rent for the Premises for such Renewal Term shall be determined by arbitration in the manner set forth in Article 20 ("Arbitration") hereof. However, such arbitrators shall be directed to determine the fair market Base Rent for the Premises as above provided and in determining same said arbitrators shall be instructed to make said appraisal independently, without consulting with each other. Upon an established date at an established time all three (3) arbitrators shall simultaneously submit their determinations as to fair market Base Rent, such determinations to be submitted in sealed envelopes and to be opened jointly by Landlord and Tenant. The fair market Base Rent for the Renewal Term shall be determined by averaging the two (2) arbitrators' fair market Base Rent determinations which are closest in amount to each other (or if one appraisal is less than one of the other appraisals and more than the other appraisal by the same amount, all three appraisals shall be averaged).

   (d) Upon determination of the Fair Market Base Rent, in the event Tenant determines the Fair Market Base Rent is unacceptable, Tenant may revoke its exercise of the Option by providing to Landlord notice of said absolute, unconditional revocation of said exercise within five (5) days of the final arbitrator's determination provided in such event Tenant shall pay all costs incurred by both Landlord and Tenant in such arbitration, including all costs charged by all three arbitrators.

                                 ARTICLE XX
                                 ARBITRATION

Section 20.0 Any disagreement, dispute or determination required by or arising under the provisions of Article XIX ("Option to Renew"), of this Lease requiring arbitration shall be carried on and concluded in accordance with the provisions of paragraphs (a) and (b) hereof:

   (a) In each case where it shall become necessary to resort to arbitration, and the subject of the arbitration is to determine fair market Base Rent, Tenant and Landlord shall each select an arbitrator who is either (a) an accepted real estate expert with demonstrable experience in the Minneapolis-St. Paul commercial real estate market in excess of twenty (20) years (in firms with the status of Tobin & Associates, Keewaydin, Inc., Braman Braman & Rekstad, and Eberhardt); or (b) shall be MAI members of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of improved commercial and industrial real estate in the Minneapolis, Minnesota metropolitan area and be devoting substantially all of their time to professional appraisal work at the time of appointment , and all arbitrators shall be in all respects impartial and disinterested. The third arbitrator shall be chosen to meet the (b) criteria. In determining fair market Base Rent the arbitrators shall consider the status of tenant improvements in the Premises in comparison to leasehold improvements in market comparables and shall take into consideration that no leasing commission is payable in respect to any leasing by Tenant as compared to market comparables where such commissions may be payable.

   (b) The party desiring such arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. Within twenty (20) days after service of such notice, the other party shall give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. If the two (2) arbitrators so selected cannot agree within fifteen (15) days after the appointment of the second arbitrator, the two (2) arbitrators shall, within ten
       (10) days thereafter, select a third arbitrator. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party and the fees and expenses of the third arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its arbitrator within the time above specified, or if the two (2) arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any Judge of the District Court of the County of Hennepin, State of Minnesota, upon ten (10) days prior written notice to the other party of such intent. The arbitrators so selected shall have all rights and powers conferred on them by the Uniform Arbitration Act of the state in which the Premises are situated, and expect as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such Act.

                           ARTICLE XXI
                        ADDITIONAL SPACE

Section 21.1 Landlord agrees that all office space on the eighth floor of the Building shall be subject to the provisions on this
Article 21.1. Landlord agrees that without the written consent of Tenant it will not initially lease any office space that is less than 3,000 rentable square feet on the eighth floor of the Building for a term that terminates after August 1, 2001 (including all options to renew or extend the term of said lease) or in the alternative, allows Landlord to relocate said Premises. The term "initially lease" refers to the first lease of said space to a tenant.

Section 21.2 Prior to the end of the twenty-sixth (26th) full month of the Term, Tenant shall notify Landlord in writing of its desire to expand the Premises. Landlord shall, within ten (10) business days notify Tenant of the exact rentable area between 1050 and 1800 rentable square feet adjacent to the Premises into which Tenant shall have the right to expand. In the event Tenant accepts said designated expansion area for additional space in the Facility, Landlord shall provide such space no later than six (6) months after receipt of said notice of acceptance from Tenant. Tenant's acceptance notice shall be delivered within ten (10) days of receipt of Landlord's designation of the expansion space. In the event Tenant so notifies Landlord, Landlord shall deliver to Tenant an amendment of this Lease adding such additional space to the Premises demised hereunder, on said effective date. Additional initial annual Base Rent shall be payable for the additional area in the amount determined by multiplying (i) the rentable area of the expansion area by (ii) the amount determined by subtracting from Tenant's Base Rent payable for the initially demised Premises the unamortized difference between (y) $30.00 per rentable square foot and (z) the cost per rentable square foot of the tenant improvements (below the finished ceiling) installed by or for the previous tenant or occupant of the expansion area. Tenant's Rent on the expansion area shall commence the earlier of (i) the date of occupancy, or (ii) sixty (60) days after the Premises are delivered to Tenant for commencement of its work. Landlord will provide Tenant with the "open book" cost figures for said prior tenant improvements. The initial improvements for said Expansion Area shall be submitted to Tenant for its review and comment and Landlord and Tenant agree to work together in good faith to construct a lay-out and select finishes which will be compatible with the Premises, provided, said space must be useable for the purposes intended by Landlord for a marketing office. Said amortization shall be determined on the basis of a five
(5) year lease term.

     The "percents" for Tenant's Percentage of Taxes and for Tenant's Percentage of Operating Expenses for the additional space shall be calculated by dividing the rentable area of the additional space by 95% of the rentable area of the Facility. Such change in the Base Rent and such percents shall be applicable from and after the effective date as designated by Landlord. Such additional space shall be leased in "as is" condition, if previously occupied. Tenant shall execute and deliver to Landlord any amendment to this Lease promptly after receipt so as not to delay any tenant improvements.

                           ARTICLE XXII
                       COMMUNICATION ANTENNA

Section 22.0 Landlord licenses Tenant to use up to 100 square feet of the rooftop area of the Facility in a location reasonably designated by Landlord for the purpose of installing an antenna (if such dish is not larger than ten feet (10') in diameter and the top of such dish is not more than six feet (6') above the roof) and for the use and operation of that antenna. Said installation shall be in accordance with plans and specifications approved by Landlord (which approval shall not unreasonably be withheld) to include the means of attaching the portion of such equipment to the roof of the Facility or improvements located thereon and to include painting or screening reasonably acceptable to Landlord. Tenant shall have the responsibility to secure all necessary approvals from State, Federal and other governmental authorities to construct, operate and maintain such equipment. All such equipment shall be operated, constructed and maintained by Tenant in accordance with applicable laws, ordinances, rules and regulations in compliance with the requirements of the insurers of the Facility and in accordance with reasonable rules and regulations of Landlord relating to use of the roof. Tenant shall indemnify and defend Landlord from and against all loss, claim damage and expense arising out of the construction, maintenance and operation of such equipment. Said antenna may be used solely for internal business purposes of Tenant and shall in no event be used for any commercial purpose. All work in connection with such equipment shall be done by Tenant as an alteration or improvement under Article VIII hereof; provided, no such action shall materially interfere with work being performed by Landlord or cause a labor dispute. Tenant shall give to Landlord notice of any notices which Tenant receives from third parties that any of the equipment is or may be in violation of any law, ordinance, or regulation. Tenant shall pay all taxes of any kind or nature whatsoever levied upon said equipment and all licensing fees, franchise taxes and other charges, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of said equipment. Landlord shall provide reasonable access for Tenant to the roof. Tenant agrees to refrain from interference with the operation of radio, television or other electromagnetic radiation and reception facilities or AM or FM broadcasting and two-way radio and microwave transmission in and around the Facility which comply with U.S. Government regulations. Nothing herein shall prevent Landlord from licensing others to use the roof in other areas of the Facility for development, installation and operation of electromagnetic radiation and reception facilities or FM broadcasting and two-way radio and microwave transmission. Landlord agrees that in any other leases or licenses of antenna on the Facility roof, that such leases and licenses will contain similar language prohibiting interference with other rooftop antenna as is contained herein.

                          ARTICLE XXIII
                          STORAGE SPACE

Section 23.0 Landlord and Tenant agree, prior to commencement of the term, to execute the Storage Space Lease in the form of Exhibit "F" attached hereto and incorporated herein by reference providing for a lease of storage space at a location in the lower level in the Facility to be designated by Landlord at a fee of nine dollars ($9.00) per square foot per year, payable monthly, in advance, at the rate of one-twelfth (1/12) of said annual sum. Said charge may be escalated after the initial Term of the Lease based upon market comparables upon notice by Landlord to Tenant in accordance with the Storage Space Lease Agreement. Said storage space shall be approximately 1,000 square feet in area. Upon determination of the exact area of the storage space and the location thereof, Exhibit "F" shall be appropriately amended by Landlord to indicate the area and the location of the storage space and the monthly fee for such storage space. Further, such storage space shall be partitioned at its perimeter and have one access door with lock and minimal lighting with switch at the entry door.

                              ARTICLE XXIV
                         PARKING RIGHTS OF TENANT

Section 24.0 Facility Parking. Tenant shall have the right in common with other tenants to have the use for its employees and invitees of the common parking facilities at the Facility, such use to be in common with the other tenants in the Facility. Landlord reserves the right to designate and redesignate areas of the appurtenant common parking facilities where Tenant, its agents, employees and invitees shall park and may exclude Tenant, its agents, employees and invitees from parking in other areas as designated and redesignated by Landlord; provided, however, Landlord shall not be liable to Tenant for the failure of any tenant, its invitees, employees, agents and customers to abide by Landlord's designations or restrictions but will use reasonable efforts to enforce said designations and restrictions. Landlord shall have the right to designate, and Tenant shall thereupon have the right to use as the exclusive parking spaces to be used by Tenant, its agents, employees and invitees, only that percentage that the rentable office area of the Premises bears to the rentable office area of the Facility. Tenant, its agents, employees and invitees shall not use more (in absolute numbers) of the common parking facilities at the Facility (exclusive of the underground garage) than Tenant could use if Landlord made the designations permitted herein. Anything in this Lease to the contrary notwithstanding, all costs and expenses of such special parking control, signs in connection therewith, security and costs of any enforcement shall be an Operating Expense pursuant to the provisions of Article II G hereof.

Section 24.1 Reserved Parking. In addition thereto, Landlord hereby leases to Tenant and Tenant rents from Landlord seven (7) reserved parking stalls for the Term of this Lease. Tenant agrees to execute the reserved stall parking lease attached hereto as Exhibit "G" upon execution of this Lease. The rent for said reserved stalls shall be $95.00 per stall per month for three (3) stalls and $110.00 per stall per month for four (4) stalls for the initial Term of the Lease. In the event Tenant expands the Premises and additional reserved stalls are available, Tenant shall have the right to enter into a reserved parking lease with Landlord for the balance of the Term of the Lease for one (1) reserved stall for each 4,800 additional rentable square foot added to the Premises, at the then market rate. In the event at any time additional stalls are requested by Tenant and are available Landlord's charge for the initial Lease Term shall be One Hundred Ten and NO/100 Dollars ($110.00) per stall per month.

                           ARTICLE XXV
                         TERMINATION OPTION

Section 25.0 Tenant shall have the option to terminate this Lease effective the last day of the forty-second (42nd) full month of the Term after the Commencement Date, provided Tenant is not in default hereunder and provided further that Tenant notifies Landlord in writing on or before the date six (6) months prior to said termination
date, that it is so terminating this Lease.   At least thirty (30)
days prior to the Termination Date, Tenant shall tender to Landlord as an early termination fee an amount equal to the Base Rent and Additional Rent for the four (4) months rent due immediately prior to said effective date of termination, the cost of unamortized Landlord Improvements, tenant representative fees of Three and NO/100 Dollars ($3.00) per rentable square foot of Premises and Tenant Allowance (collectively "Termination Fee"). The Base Rent and Additional Rent shall continue to be due in addition to the above-stated Termination Fee through the last day of the forty-second (42nd) full month of the Term.

                           ARTICLE XXVI
               TENANT IMPROVEMENT ALLOWANCE AND TENANT WORK

Section 26.0 Landlord is providing a base building ("Base Building") with an allowance for tenant improvements (including cost of materials, construction documents, design fees and other costs associated with construction of Tenant Work) of $30.00 per rentable square foot of initially demised Premises. The Base Building will include the basic structure including heat pumps, ducts, sprinklers and sprinkler heads, and finished ceiling to the extent required in normal office space and as more particularly described in Exhibit "H" attached hereto. Perimeter walls only and interior columns will be ready for paint or vinyl wall covering. Common corridor walls will be finished on the corridor side only. All other improvements (including without limitation construction documents, design fees and other costs associated with construction of tenant improvements) will be so-called "Tenant Work" to be selected by Tenant and (to the extent the price of such improvements exceeds said allowance) paid for in cash by Tenant. Tenant shall have the responsibility to provide Landlord complete construction documents for all Tenant Work on or before December 1, 1997. Tenant shall be required to provide Landlord with plans sufficient to install the finished ceiling including sprinklers, lights and HVAC to conform to Tenant's plans no later than November 1, 1997.

          After execution of this Lease, Tenant shall provide to Landlord plans and specifications for construction of "Tenant Work". Such plans and specifications shall show in detail the design and appearance of the tenant finishing, materials to be used in the construction thereof, and such other detail or description as may be
necessary to adequately define the Tenant Work.   The price for all
Tenant Work shall be paid utilizing normal construction draw procedures, subject to the above allowance. In the event the Tenant
Work requested by Tenant are in excess of the above allowance and Rochon Corporation is performing the Tenant Work, Landlord shall inform Tenant of the additional cost to Tenant setting forth, in reasonable detail, the items occasioning any excess costs over and above said allowance. In the event the tenant allowance exceeds all costs of Tenant Work, any balance may be used by Tenant to offset rent or other charges first due under the Lease. Tenant shall have the right to competitively bid with competent contractors which will not cause labor disputes, all such Tenant Work. Tenant shall allow Rochon Corporation to bid the work. If Rochon Corporation is chosen, it will work on an "open book" basis with Tenant. Tenant's contractor shall be provided access to the Premises no later than January 1, 1998 for commencement of Tenant Work. Landlord shall provide hoisting, heat and air conditioning to the extent available and trash removal at its sole cost and expense during construction period. Landlord will not charge Tenant a supervisory or construction management fee.

                           ARTICLE XXVII
                          NOTICE UPON ENTRY

Section 27.0 Anything in this Lease to the contrary notwithstanding, Landlord shall give Tenant reasonable notice, written or oral, in the event Landlord intends to enter the Premises for purposes of inspection, repair, maintenance or alterations of the Facility or Premises, but in no event shall more than twenty-four (24) hours notice be required and no notice shall be required in the event of routine janitorial services or an emergency. Landlord shall perform its repair or other operations in the Premises with all due diligence and care and, in connection therewith, shall interfere with the business of Tenant as little as reasonably possible under the circumstances; provided, however, nothing herein shall require Landlord to perform any necessary work during other than normal business hours.

                            ARTICLE XXVIII
                          RIGHT OF FIRST OFFER

 Section 28.0 If after the Commencement Date and during the initial five (5) year term of this lease Landlord desires to lease any space on the 8th floor of the Facility not then subject to lease to any party, Landlord shall deliver a notice of its interest in writing to Tenant offering to lease such space to Tenant and the terms and conditions Landlord would so agree to lease the space to Tenant, and Tenant shall have ten (10) business days from receipt of such notice to deliver Landlord notice that Tenant desires to execute a lease with Landlord for such proposed space upon the terms and conditions set forth in such notice, whereupon Landlord and Tenant agree to execute a lease on the terms and conditions specified in Landlord's notice within ten (10) days. If Tenant fails to deliver such notice to Landlord within such five (5) business days period, Landlord shall be free to lease such space to any third party.

                           ARTICLE XXIX
                     INITIAL EXPANSION RIGHT

Section 29.0 On or before October 1, 1997, Tenant shall have the right to increase the area of the Premises by up to 4,418 rentable square feet upon written notice to Landlord.

                            ARTICLE XXX
                           RENT ABATEMENT

Section 30.0 Anything in Articles V, VII or IX to the contrary notwithstanding, in the event Landlord is unable (by reason of causes other than casualty or condemnation) to provide any of the services required to be maintained by Landlord pursuant to said Articles V, VII and IX and in the event such inability renders the whole or a portion of the Premises untenantable or unsuitable for the purposes intended hereunder for a period of seven (7) consecutive business days after receipt by Landlord of notice of untenantability or unsuitability from Tenant, Base and Additional Rent for the portion of the Premises rendered untenantable or unsuitable for the purposes intended hereunder shall abate pro rata until the services are restored to such a condition that the portion of the Premises affected is again rendered tenantable or suitable. Anything herein to the contrary notwithstanding, there shall be no such abatement of Rent if the Landlord's inability to provide such services is caused by the misuse or neglect of Tenant or Tenant's agents, employees or invitees or is caused by shortages of fuel or other energy supplies to be provided by public or private utilities or suppliers generally in the Minneapolis-St. Paul metropolitan area.

                           ARTICLE XXXI
                 RIGHT TO EXAMINE BOOKS AND RECORDS

Section 31.0 Landlord hereby agrees, at Tenant's request, to make available to Tenant for its inspection and examination all of the books and records that relate to Landlord's statement as to Tenant's Share of Taxes and Tenant's Share of Operating Expenses. Landlord also agrees to make the aforementioned books and records available to a certified public accountant, selected by Tenant, for review and audit if Tenant so elects. If Tenant elects to audit such costs and expenses and Landlord's statement is found to be in error, the appropriate party shall pay to the other such payment as may be required based upon such audit. If Landlord is required to pay any payment to Tenant because of such audit, Landlord shall also pay Tenant interest on such amount at the rate of twelve percent (12%) per annum from the date such amount should have been refunded to the date hen actually paid to Tenant.

                              EXHIBIT "A"
                               PREMISES

                             EXHIBIT "B"
                         LEGAL DESCRIPTION

Lot 3, Block 3, Cloverleaf Addition, according to the recorded plat thereof, and situate in Hennepin County, Minnesota.

                             EXHIBIT C
                   BUILDING RULES AND REGULATIONS


   1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Facility, or visible from the exterior of the Premises, shall be installed at Tenant's sole cost and expense, and in such manner, character and style as Landlord may approve in writing. Anything herein to the contrary notwithstanding, approval as to signs shall be subject to Landlord's approval which may be withheld in Landlord's sole discretion. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

  2. No awning or other projection shall be attached to the outside walls of the Facility. No curtains, blinds, shades or screens visible from the exterior of the Facility or visible from the exterior of the Premises shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

  3. Tenant, its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Facility which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Facility corridors or from the exterior of the Facility and will promptly remove any such objects upon notice from Landlord.

  4. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Facility, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Facility or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Facility unless specifically allowed under the Terms of the Lease.

  5. Tenant shall not waste electricity, water or air conditioning furnished by Landlord, if any, and shall cooperate fully with landlord to insure the most effective operation of the Facility's heating and air conditioning systems.

  6. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

  7. In no event shall Tenant bring into the Facility inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Facility shall at any time be increased, Tenant shall make immediate Payment of the whole of the increased insurance premium, without waiver of any of Landlord's other rights at law or in equity for Tenant's breach of this Lease.

  8. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

  9. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Facility, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

  10. The Premises shall not be used for lodging, sleeping or for any immoral or illegal purpose.

  11. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord's agent may from time to time adopt provided said new or amended rules do not conflict with the Terms of the Lease. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

  12. Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

  13. Any carpeting cemented down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by such removal to Tenant.

  14. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

  15. No pipe, conduit, cable, line or the like for water, gas, sewage, drainage, steam, electricity, or any other energy or service shall be installed or maintained on the Premises, except with the prior written permission of Landlord. Tenant shall not overload any utilities serving the Premises.

  16. No dog or other animal shall be allowed in the Facility.

  17. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryway provided for such purposes. Tenant shall be responsible for any damage to the Facility or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

  18. All safes, equipment or other heavy articles shall be carried in or out of the Premises only in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Facility in which they are located, or to the other tenants or occupants of said Facility. Tenant shall be responsible for any damage to the Facility or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

  19. Canvassing, soliciting, and peddling in or about the Facility is prohibited and each Tenant shall cooperate to prevent the same.

  20. Tenant shall not use, generate, transport, store, treat or dispose of any hazardous substances, toxic chemical, pollutant or other material regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1985 or in the so-called Minnesota Superfund Bill or any similar law or regulation without Landlord's written approval of each such substance. Landlord shall not unreasonably withhold its approval of use by Tenant of such substances needed in Tenant's business operations so long as Landlord is satisfied that Tenant will use appropriate measures to avoid release thereof.

  21. No on-street parking shall be allowed anywhere on the Premises, either on public streets or private roads. No overnight parking of trucks or cars shall be permitted anywhere on the Premises, unless such trucks or cars are parked inside the Building or on a short term temporary basis subject to further rules to be promulgated by Landlord. No outside storage or operations of any kind shall be permitted on the Premises. No antennas or satellite dishes shall be permitted on the Premises, except with the prior written permission of Landlord. Tenant shall have the right on a temporary basis, from time to time, to park employee vehicles overnight in the parking areas of the Project.

 22. The Premises shall not be used for any of the following purposes: full service laundry; taxidermy; mobile home and prefabricated home sales and rentals; the sales, repair and servicing of motor vehicles, construction equipment and farm equipment; clubs, lodges and/or community halls; sawmills; storage of school or recreational vehicles; truck terminals, moving and storage establishments; drive-in theaters; golf driving ranges; asphalt or asphalt products manufacture; automobile, truck, construction equipment or farm equipment assembly plants; coal storage, milling and processing; and kennels and animal hospitals (commercial and noncommercial); heavy machinery manufacture and repair; livestock slaughtering or preparation for packing; manufacturing of metal alloys or foils; and railroad manufacture and repair.

 23. Tenant shall maintain the Premises in a safe, clean, neat and sanitary condition and in a first-class commercial manner.

 24. Wherever in these Building Rules and Regulations the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, employees, agents, clerks, servants, invitees and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, servants, and visitors.

 25. INTENTIONALLY DELETED.

 26. INTENTIONALLY DELETED.

 27. Tenant, its servants, employees, customers, invitee and guests shall, when using the common parking facilities, if any, in and around the Facility, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

 28. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Facility during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Facility and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Facility of any person.

 29. All entrance doors to the Premises shall be locked when the Premises are not in use. All common corridor doors, if any, shall also be closed during times when the air conditioning equipment in the Facility is operating so as to prevent overload thereon.

 30. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's judgment, for its best interest or for the best interest of the tenants of the Facility, provided such changes do not conflict with the terms of the Lease. Landlord agrees that it will not enforce the Rules and Regulations more stringently against Tenant than it does against other tenants or occupants of the Facility.

                           EXHIBIT "D"

                      INTENTIONALLY DELETED.

                           EXHIBIT "E"
                         OFFICE SERVICES

A. Landlord Services:

   1. Landlord, subject to including the costs thereof in Article II, shall provide the following services during the term of this lease:

        (a) Air conditioning and heating service for normal purposes shall be provided in Landlord's reasonable judgment for comfortable occupancy Monday through Friday during the hours of 7:00 a.m. through 6:00 p.m., and on Saturday during the hours of 8:00 a.m. through 1:00 p.m. , except recognized holidays. Tenant agrees not to use any apparatus or device, in or upon or about the Premises which in any way may increase the amount of such service usually consumed therein, and will not connect any apparatus or device to the cooling or heating system of the Building for the purpose of using additional or unusual amounts of such services, without written consent of Landlord, which consent may be conditioned upon payment of additional charges by Tenant.

            Extra heating or air conditioning over and above that amount to be provided by Landlord without extra change herein, is available at additional cost to Tenant. Tenant may request that non-business hour HVAC be programmed into the Building energy management system at a cost of ten dollars ($10.00) per reprogramming, plus a reasonable charge of one dollar ($1.00) per heat pump, per hour of extra usage. Said $10.00 reprogramming fee may increase after the initial Term at a rate of ten percent (10%) per annum during the term of the Lease and Landlord shall document said increase in estimated charges. The heat pump charge shall be adjusted from time to time to reflect Landlord's engineer's estimate of actual cost.

       (b) Electricity only for building standard lighting, typewriters, adding machines, calculators, personal computers, small reproduction machines and other similar small office equipment, it being expressly understood that to the extent the electricity is used for any other purpose or if Tenant's use shall exceed normal and customary usage levels for office purposes, additional charges shall be payable by Tenant to Landlord in such amounts as Landlord may reasonably determine necessary to cover the costs of such increased use, or, at Landlord's option, Landlord may require Tenant to install a separate electrical meter at Landlord's sole expense.

       (c) Water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord (or by Tenant with Landlord's written consent).

       (d) Standard interior janitorial and cleaning services in the common areas of the Building and the Premises five (5) days per week (excluding locked corporate officer offices). Tenant shall not procure any janitorial or cleaning services for the Premises without Landlord's prior written consent and then only subject to supervision by Landlord and by janitorial or cleaning contractors or employees at all times reasonably satisfactory to Landlord.

       (e) Window washing of all windows in the premises, both inside and out, at such times as Landlord shall deem necessary, but in no event less than twice per year.

       (f) Lawn and shrub care, snow plowing and removal, maintenance of the structure, roof, mechanical and electrical equipment of the Building, excluding those items specifically excepted elsewhere in this Lease.

       (g) Passenger elevator service will be provided 24 hours per day, seven days per week, in common with other tenants by operatorless automatic elevators. Landlord shall have the right to restrict the number of elevators to be in operation during evenings, Saturdays, Sundays and holidays. Landlord will provide necessary elevator access cards at no fee to Tenant for its employees for the elevator and exterior building entrances for after-hours entry.

                                   EXHIBIT "F"
                               STORAGE SPACE LEASE

    THIS AGREEMENT, made and entered into this           day of
             , 199      , by and between MERIDIAN PROPERTIES REAL ESTATE
DEVELOPMENT LLC, a Minnesota limited liability company (hereinafter referred to as "Lessor"), and BMC Industries, Inc., a Minnesota corporation (hereinafter referred to as "Lessee").

                               WITNESSETH THAT:

    WHEREAS, Lessor and Lessee, as Landlord and Tenant, respectively, have entered into a certain Facility Lease dated
         , 1997, for certain space in the Facility known and described as Meridian Crossings I, located at 1205 West 77th Street, in the City of Richfield, State of Minnesota (hereinafter referred to as the "Lease"); and

    WHEREAS, Lessee desires to use certain additional space in the lower level in said Facility shown and designated on the floor plan attached hereto as Exhibit "A" and made a part hereof, consisting of approximately square feet of area (such space hereinafter
referred to as the "Storage Space"), for its exclusive use as storage for personal property to be used by or useful to Lessee in the business to be conducted by Lessee, as Tenant under the Lease, in the premises demised under the lease, and lessor desires to grant to Lessee a lease to use the Storage Space on the following terms and conditions.

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter made and contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties, Lessor and Lessee hereby agree as follows:

    1. Lessor hereby leases to Lessee the exclusive right to use the Storage Space during the term of the Lease. This Storage Space Lease shall terminate in any event no later than the date of termination of the term (including any renewal terms or extensions) of the Lease.

    2.   Lessee agrees to pay as a monthly fee for such Storage Space Lease
the sum of Dollars ($                         ), payable in advance on or
before the first day of each month throughout the term hereof. The monthly fee may be changed by Lessor as of the first day of any renewal term by giving not less than thirty (30) days written notice thereof to Lessee. Such monthly fee from time to time shall not exceed the highest fair market monthly fee charged by Lessor for arms' length storage space leases then prevailing. In the event Lessee objects to the revised fee as established by Lessor, it may cancel this Storage Space Lease effective upon the adjustment date by written notice to Lessor effective upon the adjustment date by written notice to Lessor effective upon the adjustment date by written notice to Lessor provided such written notice is given to Lessor within fifteen (15) days after receipt by Lessee of the notice of the escalation by Lessor. Any amounts not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid.

    3. This Storage Space Lease is for self-service storage only (subject to applicable laws, ordinances and regulations) and does not include the rights to any additional services, including without limitation the services specified in Article V of the Lease. Lessee accepts the Storage Space in "as is" condition.

    4. In the event Lessee is in default hereunder, Lessor may, at its option, cancel this Storage Space Lease by written notice to Lessee if Lessee fails to cure such default within thirty (30) days after written notice by Lessor to Lessee, and Lessor shall have all other remedies available to it at law or in equity.

    5. A breach of this Storage Space Lease by Lessee shall be deemed a breach of the Lease by Tenant, and after notice given in accordance with the terms of the Lease and failure of Tenant to cure within thirty (30) days of such notice, Lessor shall have all remedies available herein and under the Lease.

    6. Lessee shall maintain insurance coverage upon all personal property of Lessee or the personal property of others kept, stored or maintained within the Storage Space against loss or damage by fire, windstorm or other casualties or causes for such amount as Lessee may desire, and Lessee agrees that such policy shall contain a waiver of subrogation clause as to Lessor. Lessor and its agents and employees shall not be liable for loss or damage to any personal property stored by Lessee or under Lessee's rights herein caused by fire, theft, explosion, strikes, riots or by any other causes, and Lessee
(i) waives any claim against Lessor for and in respect thereto, and (ii) hereby agrees to indemnify and defend Lessor against all claims for any loss or damage to any such personal property from any cause whatsoever, whether or not caused by Lessor's act or omission. It is further expressly understood that the relationship between Lessor and Lessee constitutes a lease to use said Storage Space subject to the terms and conditions herein only, and that neither such relationship nor the storage of any such personal property thereunder shall constitute a bailment or create the relationship of bailor and bailee.

    7. Lessee shall not assign any of its rights under this Storage Space Lease separately from assignment of the Lease in any manner whatsoever without the prior written consent of Lessor, which shall not be unreasonably withheld provided such assignment is collateral to an assignment of the Lease.

    8. All notices hereunder shall be in writing in the manner specified in Paragraph 17.01B of Article XVII of the Lease.

    9. In the event the Storage Space shall be damaged by fire or other casualty rendering it unusable by Lessee, the fee provided for herein shall be abated (pro rata based upon the portion of the Storage Space which is unusable) from the date said area becomes unusable until it again becomes usable. Further, if all or any part of the Storage Space is taken by eminent domain proceedings, Lessor shall be entitled to all of the award in the proceedings and may terminate this Agreement in the event of the total taking or reduce the area licensed hereunder in proportion to the extent of any partial taking upon written notice to Lessee. If the Storage Space is damaged by fire or other casualty, Lessor will cause it to be repaired with due diligence.

    10. Lessee covenants not to suffer any waste or damage or disfigurement or injury to the Storage Space or any other part of said Facility, and Lessee specially covenants not to store in the Storage Space any flammable liquids outside of appropriate fireproof containers or any materials which in Lessor's reasonable judgment are likely to result in higher premiums for the casualty insurance carried by Lessor, as owner of said Facility.

    11. Lessor reserves the following rights (in respect to use of such Storage Space) exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession, or giving rise to any claim for setoff or abatement of Lessee hereunder:

      (a) To reasonably designate, limit, restrict and control any service by third parties in or to said Facility. Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Lessee and other lessees.

      (b) To retain at all times and to use in appropriate instances keys to all doors within and into the Storage Space. No locks shall be changed without the prior written consent to Lessor. This provision shall not apply to Tenant's safes or other areas maintained by Tenant or the safety and security of monies, securities, negotiable instruments or like items or areas containing proprietary items or information.

      (c) To make repairs, alterations, additions or improvements, whether structural or otherwise, in and about said Facility, or any part thereof, and for such purposes to enter upon the Storage Space and, during the continuation of any of such work, to temporarily close doors, entryways, public spaces and corridors in said Facility and to interrupt or temporarily suspend services and facilities without liability, cost or abatement of fee, subject to the terms of Article XXX of the Lease.

    12. Lessee shall perform, observe and comply with the reasonable Rules and Regulations of said Facility, which are made a part of the Lease, as the same may be amended from time to time by Lessor as owner of said Facility as same may affect use of the Storage Space. Lessee shall make no permanent alterations or improvements to the Storage Space without Lessor's prior written consent which shall not unreasonably be withheld.

    13. In the event a key or keys is supplied by Lessor to Lessee in connection with the rights granted herein, Lessee shall surrender such key or keys to Lessor upon termination of this Storage Space Lease.

    14. This Storage Space Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed on the above described Facility, or any portion thereof, and to replacements, renewals and extensions thereof, and Lessee upon reasonable request by Lessor shall execute instruments (in form satisfactory to Licensor) acknowledging such subordination. It is agreed so long as Lessee is not in default in performance of all covenants, agreements and conditions by it to be performed under this Storage Space Lease, such subordination shall not interfere with, hinder or molest Lessee's rights to continue to lease the Storage Space in accordance with the terms of this lease as against the mortgagee, trustee or ground lessor, or their successors or assigns. The mortgagee, trustee or ground lessor shall, if requested by Lessee, issue its non-disturbance agreement to Lessee. Further, if any mortgagee shall succeed to the rights of Lessor under this Storage Space Lease, or to ownership of said Facility, whether through possession or foreclosure or delivery of a deed to said Facility, then, upon the written request of such mortgagee so succeeding to Lessor's rights hereunder, Lessee shall attorn to and recognize such mortgagee as Lessee's lessor under this Storage Space Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment, provided such instrument shall not materially increase the obligations or decrease the rights of Lessee under this Storage Space Lease. In the event of any other transfer of Lessor's interest hereunder, upon the written request of the transferee and Lessor, Lessee shall attorn to and recognize such transferee as Lessee's licensor under this Storage Space Lease and shall promptly execute and deliver any instrument that such transferee and Lessor may reasonably request to evidence such attornment, provided such instrument shall not materially increase the obligations or decrease the rights of Lessee under this Storage Space Lease. Lessee agrees to deliver a certificate and/or resolution in respect to this Storage Space Lease similar to the certificates and/or resolutions required by Article XV of the Lease at the time any certificate under said Article XV is required.

    15. Lessee shall maintain all of Licensee's equipment within the Storage Space, if any, and shall contract with Lessor or its designated agents in performing such maintenance and repair so long as Lessor's charges therefore are reasonable and competitive. Lessee shall, at its sole cost and expense, replace and pay for all lighting bulbs, tubes, ballasts and starters required for the Storage Space other than those initially installed in the Premises by Landlord and shall provide its own janitorial services and any other services including heating, ventilation and air conditioning necessary for Lessee's use and operations in the Storage Space.

    16. Lessor shall have the right at any time and from time to time during the term hereof, upon giving Lessee not less than sixty (60) days prior written notice, to move and furnish Lessee with space elsewhere in the Facility of approximately the same size as the Storage Space, and remove and place Lessee in such space, all upon the effective date stated in the notice from Lessor to Lessee, and upon such effective date, such substitute space shall be deemed to constitute the Storage Space instead of and in lieu of the original space. Lessor shall, at Licensor's expense, physically move the personal property of Lessee from the original Storage Space to the substitute space. If Lessor moves Lessee to such new space, and such new space shall thereafter be deemed to Storage Space as though Lessor and Lessee had entered into an express written Amendment of this Storage Space Lease with respect thereto. Anything to the contrary notwithstanding, Lessor shall not be liable for any loss of profits in connections with any move to such substitute space.

LESSOR:   MERIDIAN CROSSINGS LCC, A MINNESOTA LIMITED LIABILITY COMPANY

           By:

                 Bryant J. Wangard
           Its:  Manager

LESSEE:   BMC INDUSTRIES, INC., A MINNESOTA CORPORATION

           By:


           Its:

                          EXHIBIT "G"
                     RESERVED PARKING LEASE

                         RESERVED SPACE
                       PARKING  GARAGE LEASE

   THIS LEASE, made this            day of
 , 199         , between MERIDIAN CROSSINGS LLC, A MINNESOTA LIMITED
LIABILITY COMPANY, Lessor, and BMC INDUSTRIES, INC., A MINNESOTA CORPORATION, Lessee, whose address is 1205 West 77th Street, Richfield, MN 55423.

   1.   Lessor hereby licenses Lessee the right to park seven (7)
automobile(s) in the lower level Parking Garage at the Facility known and described as Meridian Crossings I, located at 1201 West 77th Street,
Richfield, MN 55423 for a five (5) year term beginning on the Rental
Commencement Date, as hereinafter described, and ending                ,  199 .

   2. Anything herein to the contrary notwithstanding, this Lease shall in any event terminate no later than the date of termination of the term (including any renewal terms or extensions) of the Lease between Landlord as, Lessor and Lessee, as Tenant, for space in said Facility, such Lease dated
                       ,  199             .  A breach of this Agreement
notice given in accordance with the terms of such Lease and failure of the breaking party to cure within thirty (30) days of such notice, the non-breaking party shall have all remedies available herein and under the Lease.

   3. Lessee agrees to pay as a monthly fee for such Lease the sum of Seven Hundred Twenty-five Dollars and NO/100 ($725.00) for the total of seven
(7) stalls licensed payable on or before the first day of each month in advance. The monthly fee may be changed by Lessor as of the first day of the Renewal Term giving not less than thirty (30) days written notice thereof to Lessee. In the event Lessee objects to the revised fee as established by Lessor, it may cancel this Lease effective upon the adjustment date, as to all or any portion of the spaces licensed hereunder, by written notice to Lessor provided such written notice is given to Lessor within fifteen (15) days after receipt by Lessee of the notice of the escalation by Lessor..

   4. In the event any of the fee is not paid when due or Lessee is otherwise in default hereunder, Lessor may, at its option, cancel this agreement by written notice to Lessee if Lessee fails to cure such default within thirty (30) days after written notice by Lessor to Lessee.

   5.   This Lease is for the Reserved Parking Space(s) designated as follows:

    Only vehicles designated by Lessee to Lessor may be parked or stored thereon, provided, however, that Lessee may change its automobile designation at any time upon written notice to Lessor or for temporary use upon notification given to the ramp attendant, if any. No more than one (1) automobile per space licensed hereunder shall be parked or stored under Lessee's rights hereunder at any one time.

   6. This Lease is for self-service storage or parking only and does not include the rights to any additional services, which services.

   7. Except for same resulting solely from the willful act of Lessor, it is understood that Lessor and its agent and employees shall not be liable for loss or damage to any vehicle parked or stored by Lessee or under Lessee's rights herein and/or to the contents thereof caused by fire, theft, explosion, freezing of circulation system of any automobile, strikes, riots, or by any other causes and Lessee (1) waives any claim against Lessor for and in respect thereto, and (2) hereby agrees to indemnify and defend Lessor against all claims for any loss or damage to any such vehicle or its contents from any cause whatsoever, whether or not caused by Lessor's act or omission.
 It is further expressly understood that the relationship between Lessor and Lessee constitutes a Lease to use said Parking Garage subject to the terms and conditions herein only and that neither such relationship nor the storage or parking of any automobile thereunder shall constitute a bailment nor create the relationship of bailor and bailee.

   8. Lessee shall not assign any of its rights under this agreement separately from the Lease in any manner whatsoever without the prior written consent of Lessor, which shall not unreasonably be withheld provided such assignment is collateral to an assignment of the Lease referred to in Paragraph 2 hereof.

   9. All notices hereunder shall be in writing by certified mail, return receipt requested. Any notices to Lessor shall be mailed to Lessor at
          (Attn:                                     ), and to Lessee at its
address set forth in the first paragraph of this agreement, and shall be deemed given when mailed, postage prepaid, if addressed in accordance with the above. The addresses of either party may be changed at any time by written notice by the party to be notified in the manner above specified.

   10. In the event the Parking Ramp above-referenced shall be damaged by fire or other casualty, tendering the Ramp unusable by Lessee, the fee provided for herein shall be abated (pro rata based on the portion of Lessee's stalls which are unusable) from the date the Parking Garage becomes unusable until it again becomes useable. Further, if all of any part of the Parking Garage is taken by eminent domain proceedings, Lessor shall be entitled to all of the award in the proceedings and may terminate this agreement in the event of a total taking or reduce the number of stalls licensed hereunder in preparation to the extent of any partial taking upon written notice to Lessee. If the Parking Garage is damaged by fire or other casualty, Lessor will cause the it to be repaired with all due diligence and the fee will abate until repaired.

   11. This Reserved Parking Lease Agreement shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed on the above described Facility or any portion thereof and to replacements, renewals and extensions thereof, and Lessee upon request by Lessor shall execute instruments (in form satisfactory to Lessor) acknowledging such subordination. It is agreed so long as Lessee be not in default in payment of fee provided for herein and performance of all covenants, agreements and conditions by it to be performed under this agreement, such subordination shall not interfere with, hinder or molest Lessee's rights to continue to lease the stalls licensed hereunder in accordance with the terms of this agreement as against mortgagee, trustee or ground lessor or their successors or assigns. The mortgagee, trustee or ground lessor shall, issue its non-disturbance agreement to Lessee. Further, if any mortgagee shall succeed to the rights of Lessor under this agreement, or to ownership of the Parking Garage, whether through possession or foreclosure or the delivery of a deed to the Parking Garage, then, upon the written request of such mortgagee so succeeding to Lessor's rights hereunder, Lessee shall attorn to and recognize such mortgagee as Lessee's Lessor under this agreement, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Lessor's interest hereunder, upon the written request of the transferee and Lessor, Lessee shall attorn to and recognize such transferee as Lessee's lessor under this agreement and shall promptly execute and deliver any instrument that such transferee and Lessor may reasonably request to evidence such attornment.

   12. Lessee covenants not to suffer any waste or damage or disfigurement or injury to the Parking Garage or the Facility.

   13. Subject to the abatement provided for in Paragraph 10 hereof, Lessor shall have the right to temporarily close any portion of the Parking Garage and deny access thereto in connection with any repairs or in an emergency, as it may require, without liability, cost, or abatement of fee, but except for damage, destruction or condemnation, the closure shall not exceed fourteen
(14) consecutive business days.

   14. Lessee shall perform, observe and comply with such Parking Garage rules of the Facility as may be reasonably adopted by Lessor in respect to the use and operation of said Parking Garage.

   15. Lessee shall, when using the parking facilities of said Ramp, observe and obey all signs regarding fire lanes and no-parking zones, and when parking always park between designated lines. The property manager of the Facility may tow away, or otherwise impound, at the expense of the owner or operator, any vehicle which is improperly parked or parked in a no-parking zone. Overnight parking shall be allowed only as reasonably acceptable to Lessor. Lessor agrees to provide, except in the case of an emergency, ten
(10) business days prior written notice, to Lessee prior to any prohibition on overnight parking.

   16. In the event a key or other access device is supplied by Lessor to Lessee in connection with the rights granted herein, Lessee will surrender such key or access device to Lessor upon termination of this agreement.

   17. Lessor covenants and agrees that Lessee, upon paying the charges herein provided for and observing and keeping the covenants, agreements and conditions of this Reserved Parking Lease Agreement on its part to be kept and performed, shall lawfully hold, occupy and enjoy all the rights and privileges granted herein during the term of this agreement without hindrance or molestation by Lessor, its agents, servants, employees, guests, invitees or any other persons claiming under Lessor.

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   IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

MERIDIAN CROSSINGS LLC, A                BMC INDUSTRIES, INC., A MINNESOTA
MINNESOTA LIMITED LIABILITY COMPANY      CORPORATION


By                                       By
   --------------------------------
     Bryant J. Wangard
Its: Manager                             Its



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                                EXHIBIT "H"
                            SHELL REQUIREMENTS

1.  FLOOR FINISHES

Concrete slab cleaned and leveled to 1/4" tolerance within a 10'0" x 10'0" given area (tolerances are not cumulative, elevator sills are to be established elevation 0'0"). Areas leveled subsequent to initial pouring of slab to be sealed after setting. Finished surfaces to be ready to receive carpet, ceramic tile, resilient tile, wood parquet or stone flooring without additional BMC preparation other than cleaning.

2.  FLOOR LOADING

Floor loads will be per applicable codes and base building standards throughout but not less than 100 pounds per square foot live load including 20 pounds per square foot for partition loads.

3.  WALL, COLUMN AND PERIMETER BULKHEAD CONSTRUCTION

All perimeter walls, core walls, freestanding and engaged columns and perimeter top and bottom bulkheads to be furred, drywalled, taped, floated, sanded, and ready to receive final BMC finishes.

4.  OTHER PERIMETER FINISHES

Building perimeters will be fully finished with respect to waterproofing, caulking, glazing and metal finishing including all required glass replacement (in the event of defects or cracked or broken panes), glass cleaning on interior, metal touch up and cleaning and any other actions required to complete the perimeters to a BMC-ready condition. Building standard window coverings will be installed by Landlord just before occupancy.

5.  OTHER CORE FINISHES

Fire fighting equipment enclosures (if required), drinking fountains, janitor closets, electrical and mechanical rooms, toilets and fire exit enclosures to be finished. No credit shall be provided if core finishes are deleted or altered. Specifically, the following will be required to be completed, at Landlord's cost:

       (a)  Ladies' and Men's Restrooms;

       (b)  Janitor closets;

       (c)  Core walls with finished drywall ready for paint;

       (d)  Drinking fountains;

       (e) A complete life safety system with all annunciators, strobe lights, exit signs and other required devices, as required per code, based on BMC's plans (provided plans are delivered to Landlord in a timely manner);

       (f)  Elevator lobbies;

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       (g)  All stairwells will have walls and railings finish painted;

       (h) Locking devices and closers for all exit, stairwell, and electrical/telephone doors, and ladies'/men's toilets. Stairwell doors will have locking and unlocking devices controlled by Landlord's building management system;

       (i) All ceiling space sufficiently clear of all pipes, duct work, etc., to provide for a minimum finished ceiling height of nine feet.
            Such 9'0" finished heights will include room above the ceiling to place conventional florescent light fixtures in a building standard pattern;

       (j) All pipe sleeves in beams and walls will be packed airtight and complete;

       (k)  Wet column provided every 12,150 square feet at each stairwell;

       (l)  All code required general exhaust requirements for Landlord's work.

6.  CEILINGS

Completed and laster-leveled grid suspension system capable of receiving Landlord's standard ceiling tile - Armstrong Cortega, 2' x 2', reveal edge acoustical tile with a thickness of 5/8".

7.  LIGHT FIXTURES

 Landlord will provide one, three bulb 2' x 4' parabolic light fixtures per 80 usable square feet.

8.  SPRINKLER SYSTEM

Sprinkler heads to be fully concealed type with painted metal covers. The sprinkler system shall be designed as necessary to accommodate Tenant's suite lay-out, provided Tenant provides Landlord with final plans by November 1, 1997.

9.  HEATING, VENTILATION AND AIR-CONDITIONING

Landlord will cause its mechanical and electrical engineers to prepare the plans for the HVAC distribution system for the leased premises, which plans will be subject to the review and approval by BMC and will meet the following criteria:

    (a) The plans should provide a system of distribution ducts, supply registers and diffuses, return grilles and associated fixtures and equipment designed and installed in the leased premises to provide control of cooling, dehumidification, ventilation and heating in each zone of the leased premises, as defined below. All diffuses and distribution should be designed to provide acoustical separation at all perimeter office walls.

    (b) The system, including exhaust fans, will be designed to conform to BMC's plans and to operate so that sound transmission levels do not exceed NC35. Landlord will be required to take appropriate corrective measures to eliminate any disturbing noise or vibration of any mechanical equipment or system furnished and installed by Landlord.

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    (c) The system will be designed with an average of not less than one zone per 1,000 square feet of usable area. In addition, all conference rooms will be separately zoned and all building corners will be separately zoned if they contain a private office. Any exterior offices which have two or more exposed glass walls or windows as to which the interior angle of intersection of any two walls is less than 135 degrees will be separately zoned and such zones will be in addition to the one zone per 1,000 feet described above.

    (d) The design of the air-conditioning system will take into account the following occupancy schedule:

        General Offices - One person per 175 usable square feet and one personal computer per person assuming each personal computer generates 1,000 BTU's.

        Meeting and Conference Rooms - One person per 15 usable square feet.

    (e) The occupancy schedule of particular areas shown on BMC's plans may vary between one person per 50 rentable square feet ad one person per 250 rentable square feet, provided that the entire floor division of the leased premises does not assume more than one person per 175 usable feet and that such variances are reasonably distributed. The heating, ventilating and air-conditioning system will be designed to meet the following criteria:

        (1) Summer - Outdoor conditions 92DEG. Fahrenheit dry bulb, 75DEG. Fahrenheit wet bulb (2 1/2" coincidence); indoor conditions 75DEG. Fahrenheit dry bulb, 50% relative humidity maximum.

        (2)  Winter - Outdoor conditions minimum 19DEG.
             Fahrenheit dry bulb; 72DEG. Fahrenheit dry bulb, inside, minimum relative humidity 20%. Landlord will take appropriate corrective action using existing Building equipment and prudent operating standards should minimum relative humidity drop below 20%.

        (3) Regardless of the design standards, Landlord will, using existing Building equipment and prudent operating standards, operate the HVAC system to achieve a space temperature of 72DEG. Fahrenheit dry bulb inside whenever possible.

        (4) The variable air volume handling system will deliver conditioned air at a minimum of one cubic foot per minute per square foot (at design conditions), and not less than ten complete air changes per hour.

        (5) Additional chilled water will be available at the core to provide the equivalent of at least one ton of additional air-conditioning capacity per 1,000 rentable square feet.

    (f) All interior areas will be suitable zoned, with independent zone controls.

    (g) Supply outlets will be selected for minimum drafts and noiseless air distribution.

    (h) Tenant will have the right to review and approve the types and size of diffusers after Landlord's initial design is completed.

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    (i) All supply and/or return ducts will be equipped with fusible link dampers as prescribed by applicable laws, if any.

    (j) All lunchrooms, photocopy rooms, meeting rooms and conference rooms will be provided with switched exhaust fans. Landlord's HVAC system will be designed to accommodate such exhaust.

10. ELECTRICAL DISTRIBUTION AND SERVICE

As part of the base building or shell condition work, Landlord will provide an electrical distribution and service system as follows:

    (a) Basic electrical service of 277/480 volts, 3 phase, 4 wire, 60 cycles through a grounded switchboard suitable for such service. Switchboard devices will be selectively coordinated with a ground fault protection system.

    (b) Distribution voltages will be 277/480 volts, 3 phase, 4 wire for fluorescent lighting and motors; and 120/208 volts, 4 wire, 3 phase for receptacle circuits, motors of 1/2 horsepower and less, and incandescent lighting.

    (c) The electrical service provided by the electrical user system will be a minimum of six watts per usable square foot for BMC's lighting and receptacles only, excluding HVAC equipment, special systems, and elevator equipment requirements.

    (d) Landlord will provide and install distribution grid from panelboards to junction boxes in the ceiling to accommodate plug in pigtails (manufactured wiring system). Junction boxes will be located on a grid with boxes located at ten foot intervals in each direction.

    (e) Circuit breaker panelboards will be located on each floor to serve electrical loads and the portion of the leased premises on the floor as follows:

        (1) 480/277 volt panelboards will be a 20 amp circuit size with bolt-on type breakers, and will include at least one circuit breaker per 500 square feet of usable space.

        (2) 120/208 volt panelboards will be a 20 amp circuit size with bolt-on type breakers, and will include at least one circuit breaker per 500 square feet of usable space. 120/208 volt panelboards will include an oversized neutral.

11.  ACOUSTICAL ATTENUATION

Demising walls will be constructed to separate Tenant's premises from elevators, toilet rooms, fun rooms and switchgear at a design criteria of NC45.

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